UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ENTERRA SYSTEMS INC.
(Exact name of registrant as specified in its charter)

British Columbia	7370	n/a
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

300 – 1000 West 14th Street, North Vancouver, British Columbia, Canada V7P 3P3 (604) 990-1255
(Address and telephone number of registrant's principal executive offices)

Richard Eppich- President 300 – 1000 West 14th Street, North Vancouver, British Columbia, Canada V7P 3P3 (604) 990-1255

(Name, address and telephone number of agent for service)

Copy of communications to:

Clark Wilson LLP
Bernard Pinsky, Esq.
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [	]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	9,552,241	$1.15	$10,985,077.15	$1,175.40
Common Stock underlying a convertible debt to be offered for resale by selling stockholders	3,061,469	$1.15	$3,520,689	$376.71
Common Stock underlying warrants to be offered for resale by selling stockholders	3,061,469	$1.15	$3,520,689	$376.71
Total Registration Fee				$1,930

(1)             An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)                  Fee calculated in accordance with Rule 457(g) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the exercise price of the warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to Completion

____________, 2006

ENTERRA SYSTEMS INC.

A BRITISH COLUMBIA CORPORATION

15,675,179 SHARES OF COMMON STOCK OF ENTERRA SYSTEMS INC.

_________________________________

This prospectus relates to the resale by certain selling stockholders of Enterra Systems Inc. of up to 15,675,179 shares of our common stock in connection with the resale of:

- up to 9,552,241 shares of our common stock which were issued in private placements on October 31, 2005;

- up to 3,061,469 shares of our common stock that may be issued upon the conversion of an unsecured, convertible credit facility that was issued on November 29, 2005; and,

- up to 3,061,469 shares of our common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with the conversion of the unsecured, convertible credit facility that was issued on November 29, 2005.

The selling stockholders may sell their shares of our common stock at a price of $1.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The purchaser in this offering may be receiving an illiquid security.

We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We may receive up to $3,520,689 in gross proceeds from the exercise of common share purchase warrants by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various risk factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________, 2006.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms "we", "us", "our", “Company” and "Enterra Systems" means Enterra Systems Inc.

All dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

Our company, Enterra Systems Inc., is engaged in the development and licensing of our web-based workforce management software for the management of data relating to costs, time, attendance and scheduling. We have a history of net losses and our management expects that we will continue to have net losses in the future.

Our software includes web-based software modules that comprise what we have named the “Workforce Suite.” Each module, within the Workforce Suite, simplifies a different business process: time and attendance, job costing, and labor scheduling. Our software works with Personal Computers and other internet capable devices.

The Company generates revenues primarily through the sale of software through licence agreements. The Company also earns revenue through an initial set up fee and the charge per employee that each customer must pay as long as it uses our software. If the customer wants to add more than 100 users, then there are additional fees. There are additional charges for customer support, training, implementation, consulting and customizations. Less than 15% of our revenue usually comes from training, implementation, consulting and customizations. Our revenue from these elements of our service is typically only earned at the initial stages of each client account and is not an ongoing source of revenue from each client.

As at November 30, 2006, the licensing fee for the Workforce Suite was $10,000, the set up fee was $5,000 and the monthly fee was $3.00 per employee. Our prices may be changed by management depending on various factors.

We were incorporated in the Province of British Columbia, Canada on August 10, 1999, under the name "Enterra Systems Inc." We have no subsidiaries.

Our principal executive and head offices are located at 300 – 1000 West 14th Street, North Vancouver, British Columbia, Canada V7P 3P3.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 15,675,179 shares of our common stock. The offered shares were acquired or may be acquired by the selling stockholders in private placement transactions, the conversion of debt under a convertible credit facility or the exercise of common share purchase warrants. The number of shares being offered represents 98% of our issued and outstanding shares as of November 30, 2006.

The private placement sales to the selling stockholders, the issuance of the convertible credit facility, the issuance of shares upon conversion of the convertible credit facility and the exercise of the warrants were or will be exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Please see the “Plan of Distribution” section beginning on page 15 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 15,976,514 shares of our common stock issued and outstanding as of November 30, 2006. If amounts under the credit facility are converted into units, we will issue up to 3,061,469 shares of our common stock and we will reserve up to 3,061,469 additional shares of our common stock for issuance upon exercise of the share purchase warrants.

Use of Proceeds

We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We may receive up to $3,520,689 in gross proceeds from the exercise of common share purchase warrants by the selling stockholders and all such proceeds will be used as working capital. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

In the table below, we provide you with summary historical financial data of our company. We have prepared this information using the audited financial statements of our company for the three years ended October 31, 2005, 2004 and 2003 and the unaudited financial statements of our company for the nine months ended July 31, 2006. The financial statements for the three fiscal years ended October 31, 2005, 2004 and 2003 have been audited by Dale Matheson Carr-Hilton LaBonte Chartered Accountants LLP, an independent registered public accounting firm. The notes to the our financial statements for the years ended October 31, 2005, 2004 and 2003, which appear elsewhere herein, include explanatory paragraphs which describe an uncertainty about our company's ability to continue as a going concern. The data should be read in conjunction with the financial statements, related notes, and other financial information included herein.

When you read this summary historical financial data, it is important that you read along with it the section of this prospectus titled "Management's Discussion and Analysis", beginning on page 28 of this prospectus.

	For the nine months ended July 31, 2006 (unaudited)	For the year ended October 31, 2005	For the year ended October 31, 2004	For the year ended October 31, 2003
Revenue	$93,008	$121,650	$113,898	$112,710
Net Loss	$877,821	$840,254	$577,306	$441,842
Working Capital Deficiency	$199,588	$195,097	$192,707
Total Assets	$337,112	$252,741	$130,139
Total Number of Issued Shares of Common Stock	15,976,514	15,965,000	6,388,047
Total Stockholders' Deficit	$337,112	$252,741	$130,139

We expect to use approximately $1,000,000 in continuing our operations for the next twelve months. We will obtain that money through the convertible credit facility. All cash receivables will also go toward the operations of the company. Management does not anticipate the need to raise additional capital to fund operations over the next twelve months. For more information concerning the convertible credit facility, please see the section entitled “Convertible Credit Facility, November 29, 2005” on page 13 of this prospectus.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR COMPANY

1.             We have had negative cash flows from operations and if we are not able to obtain further financing our business operations may fail.

To date, we have had negative cash flows from operations and Management expects that we will continue to have negative cash flows in the future. We have depended on sales of our equity securities and debt financing to meet our cash requirements. Management believes that our recent financing activities have provided us with the funds we will need for the next twelve months. Following that time, if we have not succeeded in raising our revenues to the level required to pay for our operating costs, we will need to raise additional funds to:

-	carry out our business plan;
-	increase our marketing efforts; and,
-	respond to competitive pressures or unanticipated requirements.

We may not be able to obtain additional equity or debt financing on acceptable terms when we need it. Even if financing is available it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions and compete effectively. More importantly, if we are unable to raise further financing when required, our continued operations may have to be scaled down or even ceased and our ability to generate revenues would be negatively affected.

2.             We have a history of losses and fluctuating operating results, which raise substantial doubt about our ability to continue as a going concern.

Since inception we have incurred aggregate net losses. Our loss from operations for the nine month period ended July 31, 2006 was $877,821. For the fiscal year ended October 31, 2005, our loss from operations was $840,254. For the fiscal year ended October 31, 2004 our loss from operations was $577,306. We also incurred a loss from operations for each of the years ended October 31, 2003 and 2002. There is no assurance that we will operate profitably in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the demand for our products and services, the level and types of competition that exists for our products and services and general economic conditions.

Although we anticipate that we will earn greater revenues in future, we expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner. These circumstances raise substantial doubt about our ability to continue as a going concern, as described in the auditors report to our financial statements for the fiscal years ended October 31, 2005, 2004 and 2003. There is no assurance that we will ever operate in a profitable manner.

3.             We hold no patents on our proprietary technology and may not be able to protect our proprietary technology.

We do not have and do not intend to apply for patents on our software products. We currently rely on copyright and trade secret law as well as confidentiality and non-disclosure agreements to protect our proprietary technology and other intellectual property. Management believes that the patent application process would be time-consuming, expensive and may not be available for our software. Also, any patent protection we are able to obtain might be out of date by the time a patent is granted for a because of changes and advances we may make in our software. However, not applying for or holding patents may weaken our ability to protect our proprietary technology and other intellectual property.

4.	We could lose our competitive advantages if we are not able to protect our proprietary technology.

Our success and ability to compete depends to a significant degree on our abilities to protect our proprietary technology and operate without infringing upon the intellectual property rights of others. The measures we take to protect our proprietary technology and other intellectual property rights are currently based upon a combination of copyright and trade secret law and confidentiality and non-disclosure agreements. These measures may not be adequate to prevent the unauthorized use of our proprietary technology and other intellectual property rights. The breach by management, significant technical personnel or consultants of their confidentiality and non-disclosure obligations may cause us to be unable to protect our proprietary technology. If one or more of our competitors copies or otherwise gains access to our proprietary technology or develops similar software independently, we would not be able to compete as effectively. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of our resources. In addition, other persons may bring claims against us stating that we have infringed on their intellectual property rights, including claims based upon any content we may license from third parties or claims that our intellectual property rights interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend against or litigate, divert our attention and resources, result in the loss of goodwill associated with our products, services and company or require us to make changes to our websites or our software. A failure to protect our proprietary technology may have a material adverse effect on our business, financial condition and results of operations.

5.            Our success depends in large part upon our acquiring new customers and the expansion of our marketing efforts to realize the potential of our products.

In order to become profitable, management believes that we must acquire new customers while maintaining our current customers. With our current number of customers, we have not been able to earn enough to pay for our cash requirements. The use of our software is competitively priced and increasing our prices will not likely allow us to maintain or increase our current number of customers. We must expand our marketing efforts if we hope to obtain a greater number of customers. Even if we do expand our marketing efforts, we can provide no assurance that we will ever become profitable. If we never become profitable, we will likely have to cease operations and investors could lose their entire investment.

6.             If failure of our software creates damages, we may be liable to pay for those damages. If the amount we are liable for in damages is significant, we may be unable to continue operations and investors would lose their entire investment.

Our workforce management software operates in a very critical area of our client companies. A failure of our software could have serious consequences for our customers. We could be held liable for any damage caused by the failure of our software. If this happens, our business and reputation could suffer and we may earn lower revenue at the same time that we may be required to pay sums of money for damage caused. This would have serious and detrimental effects on our ability to continue operations. If we go out of business, investors will lose their entire investment.

7.            Our software and the data held by our software and technology applications is vulnerable to security breaches and computer viruses.

The storage of critical, sensitive and important corporate data for our customers is risky. The type of data that is collected and stored by our software is extremely important to the functioning of most companies. Our software and the data held by our software and technology applications is vulnerable to security breaches, computer viruses and human error. If we fail to protect the data entrusted to us by our customers, then we may lose many customers and our business and reputation may suffer and we may be required to expend significant amounts of money to protect against or resolve such problems. If such problems arise, our business may fail and investors may lose all of their investment.

8.            Our business depends on the internet functioning efficiently and the belief of our customers that they can rely on the internet. If the internet does not functioning efficiently or there is a loss of confidence in the internet, our business could fail and investors could lose their entire investment.

If the internet does not function efficiently or public perception is that it may not function efficiently, we may lose or be unable to obtain customers. If we lose or do not attract more customers, then we may never be able to achieve profitable operations and we may go out of business. If we go out of business, investors may lose their entire investment.

9.            Our Articles contain limitations on the liability of our directors and officers, which may discourage suits against directors and executive officers for breaches of fiduciary duties.

Our Articles contain provisions limiting the liability of our directors for monetary damages to the fullest extent permissible under British Columbia law. This is intended to eliminate the personal liability of a director for monetary damages on an action brought by origin our right for breach of a director’s duties to us or to our stockholders except in certain limited circumstances. In addition, our Articles contain provisions requiring us to indemnify our directors, officers, employees and agents serving at our request, against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in, or not opposed to our best interests. Our Articles provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for us. These provisions may reduce the likelihood of derivative litigation against directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their fiduciary duties, even though such an action, if successful, might otherwise benefit our stockholders, directors and officers.

10.           Because Richard Eppich, our President and sole director, lives outside of the United States, you may have no effective recourse against him for misconduct and may not be able to enforce judgement and civil liabilities against him.

Richard Eppich, our President and sole director of our company is a national and a resident of Canada, and all or a substantial portion of his assets are located outside of the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against him, or obtain judgments against him outside of the United States that are predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

RISKS RELATED TO OUR BUSINESS

11.           We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

The market for workforce management software is highly competitive and subject to frequent product introductions with improved price and/or performance characteristics. Even if we are able to introduce products which meet customer requirements in a timely manner, there can be no assurance that our existing and new products will gain enough market acceptance to allow us to increase our revenues. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader product line, which may provide a more comprehensive solution than our current solutions. Competitors' products may add features, increase performance or sell at lower prices. We cannot predict whether our products will compete successfully with such new or existing competing products. Increased competition in the workforce management software industry could result in significant price competition, reduced profit margins or loss of market share, any of which could have a material adverse effect on our ability to generate revenues and successfully operate our business. If we go out of business, investors will lose their entire investment.

12.           Rapid technological changes in the software industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues, causing us to go out of business and investors to lose their entire investment.

The software industry is characterized by rapidly changing technology and evolving industry standards. We believe that our success will depend in part on our ability to develop our products or enhance our current products and to introduce our improved products promptly into the market. We can make no assurance that our technology will not become obsolete due to the introduction of alternative technologies by competitors. If we are unable to continue to develop and introduce new products to meet technological changes and changes in market demands, our business and operating results, including our ability to generate revenues, could be adversely affected. If we go out of business, investors will lose their entire investment.

RISKS RELATED TO OUR SECURITIES

13.	The terms of any future financing may adversely affect your interest as stockholders.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in the Company. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon our liquidation. In addition, indebtedness may be under terms that make the operation of our business more difficult because the lender’s consent will be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in our company, which may decrease the value of your investment.

14.           If the convertible credit facility is converted into units and the warrants are exercised, C.M.M.G. Finance Inc., the holder of the convertible credit facility may obtain up to 6,122,938 of our common shares, which is 38% of our issued and outstanding shares as of November 30, 2006. This may result in a change of control and our shareholders would be subject to further, and maybe significant, dilution.

On November 29, 2005, we completed a convertible credit facility agreement, as amended, with C.M.M.G. Finance Inc. in the amount of $2,680,074. As of November 30, 2006, we owe $2,077,295 in principal and accrued interest under the convertible credit facility because of debt that was consolidated and assumed in the credit facility agreement, as amended, and the amounts that we have drawn down on that credit facility. Any amounts owing under the convertible credit facility may be converted into units of the common stock of our Company. The amounts owing under the credit facility will also accrue interest of approximately $105,863 by the maturity date of the loan, if we draw down the entire amount. Each unit will be issued for $0.91 of the debt, including interest, that is converted. Each unit will be comprised of one common share and one common share purchase warrant. Each warrant will have an exercise price of $1.15 and be exercisable for a period of up to two years. If we draw down the entire amount under the convertible credit facility and if C.M.M.G. converts the debt into units and exercises all of the common share purchase warrants, it could obtain up to 6,122,938 shares in the common stock of our Company, which may significantly dilute the value of our shares. For more information concerning the convertible credit facility, please see the section entitled “Convertible Credit facility, November 29, 2005” on page 13 of this prospectus.

15.           We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Enterra.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in Enterra will need to come through appreciation of the price of our common stock. There can be no assurance that the price of our common stock will increase.

16.           Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or an electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. You may not be able to resell your shares.

There is no established market for the common stock being registered. We intend to apply to the OTC Bulletin Board for the trading of our common stock. This process takes at least three months and the application must be made on our behalf by a market maker but we have not yet engaged a market maker to make the application on our behalf. There is no assurance that we will find a market maker that is willing to make the application on our behalf. If our common stock does become listed and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of sale. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, you may have difficulty reselling any shares you purchase from our Company or from the selling stockholders.

17.           Since our common stock has never been traded and, if a market ever develops for our common stock, the price of our common stock is likely to be highly volatile and may decline after the offering. If this happens, investors may have difficulty selling their securities and may not be able to sell their securities at all.

There is no public market for our common stock and we cannot assure you that a market will develop or that any stockholder will be able to liquidate his investment without considerable delay, if at all. A trading market may not develop in the future, and if one does develop, it may not be sustained. If an active trading market does develop, the market price of our common stock is likely to be highly volatile. The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results;
•	changes in securities analysts estimates of our financial performance;
•	changes in general economic conditions and in the software industry;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant new products; and,
•	the loss of key management.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

18.           Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on brokers or dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker or dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker or dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of brokers or dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. This may limit your ability to buy and sell our stock and cause the price of the shares to decline

19.	NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker or dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, brokers or dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for brokers or dealers to recommend that their customers buy our common stock, which may prevent you from reselling your shares and may cause the price of the shares to decline.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" starting on page 6, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE ROOM

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 15,675,179 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions or may be acquired by the selling stockholders through the conversion of debt under a convertible credit facility or the exercise of common share purchase warrants that may be acquired by the selling stockholders upon conversion of amounts under the convertible credit facility. The private placement offerings and the issuance of shares of our common stock upon the conversion of amounts under the convertible credit facility and the exercise of the share purchase warrants have been or will be made by us pursuant to Rule 903 of Regulation S, Rule 506 of Regulation D and Section 4(6) or Section 4(2) of the Securities Act of 1933. The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

For details concerning the private placements and the convertible credit facility, see the section entitled "Private Placements and Convertible Credit Facility" on page 13 of this prospectus. For a detailed explanation of how the selling stockholders may sell the shares in the common stock of our Company, please see the section entitled "Plan of Distribution” on page 15 of this prospectus.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We may receive up to $3,520,689 in gross proceeds from the exercise of common share purchase warrants by the selling stockholders and all such proceeds will be used as working capital. We will incur all costs associated with this registration statement and prospectus.

DETERMINATION OF PRICES

The selling stockholders may sell their shares of our common stock at a price of $1.15 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any public market and thereafter at prevailing market prices or privately negotiated prices. The offering price of $1.15 per share has been set at the highest exercise price of our outstanding common share purchase warrants and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

The exercise prices of our common share purchase warrants bear no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered by management in determining the exercise prices of our common share purchase warrants were:

-	the proceeds to be raised by the warrants

-    the amount of capital to be contributed by the selling stockholders in proportion to the amount of stock to be retained by our existing stockholders

-	our relative cash requirements
-	the price we believe the selling stockholders were willing to pay for our stock.

DIVIDEND POLICY

Since the inception of our Company, we have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

PRIVATE PLACEMENTS AND CONVERTIBLE CREDIT FACILITY

Private placements, October 31, 2005

On October 31, 2005, nine (9) investors purchased an aggregate 9,552,241 shares of the common stock of our Company at a price of $0.035 per unit for net proceeds of $334,328.

The private placement offerings were made by us in reliance upon to Rule 903 of Regulation S and Section 4(6) of the Securities Act of 1933 to nine non-U.S. persons in offshore transactions.

C.M.M.G. - Convertible Credit Facility, November 29, 2005

On November 29, 2005, we closed a convertible credit facility agreement, as amended, with C.M.M.G. Finance Inc. in the amount of $2,680,074. As of November 30, 2006, we owe $2,077,295 in principal and accrued interest under this credit facility. To draw down on the credit facility, the Company must provide the notice to C.M.M.G. as described in the credit facility agreement, as amended, and C.M.M.G. must provide up to $129,681 once every calendar month. We intend to draw up to $129,681 per calendar month until we have borrowed a total of $2,680,074. The Maturity Date of the credit facility is November 29, 2010.

No payments of principal or interest are due and payable under the credit facility until the Maturity Date.

Amounts of money that the Company draws down under the credit facility and the interest that accrues on those amounts, which does not include the finance fee, may be converted into units of the common stock of our Company for $0.91 per unit. Each unit will be comprised of one common share and one common share purchase warrant. Each warrant shall have an exercise price of $1.15 and be exercisable for a period of up to two years. If the Company draws down the entire amount under the credit facility and if C.M.M.G. converts the debt into units and exercises all of the common share purchase warrants, it could obtain approximately 6,122,938 shares in the common stock of our Company. As of November 30, 2006, no debt has been converted into units and no warrants have been issued or exercised.

C.M.M.G. - Finance Fee

Under the credit facility agreement, the Company is obligated to pay to C.M.M.G. a finance fee. The finance fee will be payable until the Company has paid the equivalent of 150% of the amount borrowed under the credit facility. From November 29, 2005 until the Maturity Date, November 29, 2010, the finance fee will be calculated and payable annually at a rate of 3.5% on all of the Company’s net revenues. Following the Maturity Date, the finance fee will be calculated and payable annually at a rate of 2% on all of the Company’s net revenues, until the full amount owing for the finance fee is paid. “Net Revenues” means the net invoiced dollar amount of sales of the Company’s products sold by the Company and excluding returns, discounts, value added or sales taxes or other similar taxes, freight and insurance.

If the Company draws down the entire amount available under the credit facility, then the finance fee will total $4,020,111. However, if the Company never generates future revenues, then it will have no legal obligation to pay the 150% finance fee

At any time, at the sole discretion of the Company, the Company may pay, in one lump sum, 60% of the balance owing on the finance fee to CMMG and the payment of the amount will completely and immediately terminate the obligation on the Company to pay the finance fee. In the event that the lump sum payment constitutes a criminal rate of interest in any jurisdiction, the lump sum payment will be reduced to 1% below the criminal rate of interest applicable to the jurisdiction.

Interest

Simple interest at the rate of 3.95% will accrue on the amount of money the Company draws down under the credit facility. The amount owed in interest under the credit facility will be convertible into units.

Exemption from Registration

The issuance of this convertible credit facility was and the issuance of shares of our common stock upon the conversion of amounts under the convertible credit facility and the exercise of the share purchase warrants purchase warrants have been or will be made by us pursuant to Rule 903 of Regulation S or Rule 506 of Regulation D and Section 4(6) or Section 4(2) of the Securities Act of 1933. C.M.M.G. is a non-U.S. person.

The above is a summary of the details of the credit facility agreement, as amended, for full details, see the agreement itself, which is attached as an exhibit to the registration statement of which this prospectus forms a part.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may acquire or offer all or only some portion of the 15,675,179 shares of common stock to be registered, no exact estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders before or upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of November 30, 2006, the number of shares of common stock covered by this prospectus and the number and percentage of shares that will be owned by each selling stockholders after the offering is over, assuming that each selling stockholder sells all of the shares registered by this prospectus.

Other than the relationships described in the footnotes below, none of the selling stockholders had or have any material relationship with us within the past three years. None of the selling stockholders is a broker or dealer or an affiliate of a broker or dealer.

Name of Selling Stockholder and Position, Office or Material Relationship with Enterra	Common Shares owned by the Selling Stockholder	Number of Shares Registered	Number of Registered Shares Issuable Upon conversion of Debt and Exercise of Share Purchase Warrants	Total Number of Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
					# of Shares	% of Class
Ryan Morrison	750,000	750,000	0	750,000	0	0
Julie Morrison	750,000	750,000	0	750,000	0	0
Cryptex Corporation(2)	1,525,000	1,525,000	0	1,525,000	0	0
Johannes Altenburg	1,490,000	1,490,000	0	1,490,000	0	0
Evelyn Pranter	1,500,000	1,500,000	0	1,500,000	0	0
Walter Meneghin	750,000	750,000	0	750,000	0	0
Evita Meneghin	750,000	750,000	0	750,000	0	0
Maria DeLucrezia	1,490,000	1,490,000	0	1,490,000	0	0

Alfredo DeLucrezia	547,241	547,241	0	547,241	0	0
C.M.M.G. Finance Inc. (3) (4)	0	0	6,122,938(4)	6,122,938(4)	0	0
Totals		9,552,241	6,122,938	15,675,179
(1)				Assumes all of the shares of common stock offered are sold.
(2)				Cryptex Corporation is wholly owned and operated by Dan MacMullin.
(3)				C.M.M.G. Finance Inc. is wholly owned and operated by Pasquale Cusano.
(4)

The number of shares of common stock listed as beneficially owned by such selling stockholder includes 6,122,938 shares of common stock potentially issuable upon conversion of a credit facility. The Company, pursuant to the terms of the credit facility, may borrow up to $2,680,074 under the credit facility plus interest. The outstanding amount under the credit facility is convertible into units of the Company’s common stock at a price of $0.91 per unit. Each unit will comprise one common share and one common share purchase warrant. Each common share purchase warrant will be exercisable for one year, with an option to extend the period to two years, from the date of issuance at an exercise price of $1.15 per share.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

All of the stock owned by the selling stockholders will be registered by the registration statement of which this prospectus is a part. The selling stockholders may sell some or all of their shares immediately after they are registered. However, the selling stockholders do not intend to sell their shares before the shares of our common stock are quoted on the OTC Bulletin Board. Until our shares of common stock are quoted on the OTC Bulletin Board, the selling stockholders may from time to time sell their shares, at the registered price of $1.15, by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

After the shares of our common stock are quoted on the OTC Bulletin Board, the selling stockholders may sell at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)           block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)           purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions; and
(f)	a combination of any aforementioned methods of sale.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. These expenses are estimated to be approximately $175,000. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction or both.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the information relating to the pledgee, donee or other transferee in place of that for the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the brokers or dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Brokers or dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker or dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker or dealer commitment to the selling stockholders if such broker or dealer is unable to sell the shares on behalf of the selling stockholders. Brokers or dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other brokers or dealers, including transactions of the nature described above. Such sales by a broker or dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker or dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any brokers, dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the brokers, dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any brokers or dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such brokers or dealers and, where applicable, that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market. We have directed the selling stockholders to a copy of such rules at http://www.law.uc.edu/CCL/regM and have informed them of the need for delivery of copies of this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Corporate Trust Company, 625 Howe St., Vancouver, British Columbia, Canada V6C 3E8, telephone: (604) 669-9853.

LEGAL PROCEEDINGS

To our knowledge, we are not a party to any litigation as at November 30, 2006. We anticipate that, from time to time, we periodically may become subject to other legal proceedings in the ordinary course of our business. We are unable to ascertain the ultimate aggregate amount of monetary liability or financial impact of the above matters which seek damages of material or indeterminate amounts, and therefore cannot determine whether these actions, suits, claims or proceedings will, individually or collectively, have a material adverse effect on our business, results of operations, and financial condition. We intend to vigorously defend these actions, suits, claims and proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director will hold office until the next annual meeting of the stockholders or until his successor has been elected and qualified. The officers of our company are appointed by our director and hold office until their death, resignation or removal from office. As of November 30, 2006, our director and our executive officers, their ages, positions held, and duration as such, were as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Richard Eppich	President, Chief Executive Officer and Director	42	August 10, 1999
Vincenza Eppich	Secretary and Officer	40	August 10, 2000

Richard Eppich

Richard Eppich has been the President and sole director of Enterra Systems since August 10, 1999. He has been Chief Executive Officer since November 1, 1999. He was also the Secretary of the Company from August 10, 1999 to November 8, 1999. He has more than 20 years of experience in developing and marketing workforce management systems. Being President and Sole Director of Enterra Systems is Mr. Eppich’s full-time job. Mr. Eppich holds a Bachelor of Business Degree from Simon Fraser University in British Columbia, a Computer Science Diploma from UC Berkeley, and a Certificate in Inventory Management from the British Columbia Institute of Technology.

Vincenza Eppich

Vincenza Eppich has been the Secretary and Officer of Enterra Systems since August 10, 2000. She has also been a Customer Services and Sales Agent with Air Canada since 1985. Mrs. Eppich has a Bachelor of Economics from Simon Fraser University (1986). She has no other public company experience.

Family Relationships

Richard and Vincenza Eppich are spouses. Other than the relationship herein disclosed, there are no family relationships among our director and our officers.

Involvement in Certain Legal Proceedings

Our director, executive officers and control persons have not been involved in any of the following events during the past five years:

1.             any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.             any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.             being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.             being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

All proceedings of the board of directors for the year ended October 31, 2005 were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Richard Eppich, at the address appearing on the first page of this prospectus.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact the we have not generated any positive cash flows from operations to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our common stock beneficially owned on November 30, 2006 for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and our director, and (iii) all executive officers and our director as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of November 30, 2006, we had approximately 15,976,514 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Richard Eppich(2) 358 East 14th Street North Vancouver BC V7L 2N6 Canada	4,000,000	Common	25%
Vincenza Eppich(2) 358 East 14th Street North Vancouver BC V7L 2N6 Canada	1,000,000	Common	6.3%

Ryan Morrison(3) 4223 Union Burnaby BC V7L 1R2 Canada	750,000	Common	4.7%
Julie Morrison(3) 4223 Union Burnaby BC V7L 1R2 Canada	750,000	Common	4.7%
Cryptex Corporation(4) Suite 4, Temple Bldg, Main & Prince William Street Charlestown Nevis	1,525,000	Common	9.5%
Johannes Altenburg Landstrasser Hauptstrasse 6 1030 Wien, Austria	1,490,000	Common	9.3%
Evelyn Pranter Praterstrasse 2 1020 Wien, Austria	1,500,000	Common	9.4%
Walter Meneghin(5) #2 - 5784 Victoria Drive Vancouver BC V5P 3W7 Canada	750,000	Common	4.7%
Evita Meneghin(5) 2262 East 45th Avenue Vancouver BC V5P 1N8 Canada	750,000	Common	4.7%
Maria DeLucrezia(6) 429 East 11th Street North Vancouver BC V7L 2H3 Canada	1,490,000	Common	9.3%
Alfredo DeLucrezia(6) 355 East 11th Street North Vancouver BC V7L 2H1 Canada	547,241	Common	3.4%
C.M.M.G. Finance Inc. (7) 314 – 837 West Hastings Street Vancouver, BC V6C 3N6	3,059,140	Common	19%
Director and Executive Officers as a Group			31.3%(8)
(1)	Based on 15,976,514 shares of common stock issued and outstanding as of November 30, 2006.
(2)	Richard and Vincenza Eppich are spouses.
(3) Ryan and Julie Morrison are spouses.

(4)	Cryptex Corporation is wholly owned and operated by Daniel MacMullin of Suite 4, Temple Building Main & Prince William Streets, Charlestown, Nevis, West Indies.
(5)	Evita Meneghin and Walter Meneghin are mother and son.
(6)	Maria DeLucrezia and Alfredo DeLucrezia are mother and son.
(7)

The number of shares of common stock listed as beneficially owned by such selling stockholder includes 5,135,510 shares of common stock potentially issuable upon conversion of the convertible debenture within 60 days of the filing of this prospectus. The Company, pursuant to the terms of the convertible debenture may borrow up to a total $2,336,657 from the selling stockholder in that time period. The debt is convertible into up to 2,567,755 units of the Company’s common stock at a price of $0.91 per unit. Each unit will comprise one common share and one common share purchase warrant. With respect to the up to 2,567,755 common share purchase warrants, each warrant is exercisable for one year, with an option to extend the period to two years, from the date of issuance at an exercise price of $1.15 per share.

(8)	Includes 1,000,000 common shares held by Richard Eppich’s wife, Vincenza Eppich.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Changes in Control

Other than as stated below, we are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Under the convertible credit facility that we closed on November 29, 2005, C.M.M.G. Finance Inc. could obtain up to 6,122,938 shares in the common stock of our Company. If we draw down all or a significant amount of the money available under the convertible credit facility and C.M.M.G. converts all or a substantial amount of the debt into units of the shares of our Company and exercises all or most of the warrants that it receives in the units, this may lead to a change in control. For more information on the convertible credit facility, please see the section entitled “Convertible Credit facility, November 29, 2005” on page 13 of this prospectus.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of an unlimited number of shares of common stock without par value and 1,000,000 shares of preferred stock.

Common Stock

Each stockholder is entitled to one vote for each share of common stock owned of record. The holders of shares of common stock do not possess cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors. Holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as our board of directors may determine. Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to our stockholders will be distributed ratably among the holders of the shares outstanding at the time. Holders of our shares of common stock have no preemptive, conversion or subscription rights, and our shares of common stock are not subject to redemption. All our outstanding shares of common stock are fully paid and non-assessable.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on brokers or dealer who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker or dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker or dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of brokers or dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company. Nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of Enterra Systems Inc. at October 31, 2005, 2004 and 2003 and for each of the years then ended appearing in this Prospectus and Registration Statement have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants, an independent registered public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles, which are attached as an exhibit to the registration statement of which this prospectus forms a part, subject to the British Columbia Business Corporations Act, we must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all judgements, penalties or fines awarded in, or amounts paid in settlement of, a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of our company or any of the heirs and legal personal representatives of such person, by reason of that person being or having been a director or alternate director of our company (a) is or may be joined as a party, or (b) is or may be liable for in respect of a judgement, penalty or fine in, or expenses related to, the proceeding. In addition, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who, amongst others, is or was a director, alternate director, officer, employee or agent of our company against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under provisions described above, we have been informed that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DESCRIPTION OF BUSINESS

Corporate Overview

We were incorporated on August 10, 1999 in the province of British Columbia, under the name "Enterra Systems Inc." and we are in the business of developing and licensing workforce management software. From the date of our incorporation, we have focused on software development and licensing of web-based workforce management software for the management of data relating to costs, time, attendance and scheduling. We sell software licenses with maintenance and training services, hardware on a stand-alone basis and bundled arrangements including software, hardware and maintenance and training services. We generally license our software to customers for an indefinite period of time.

Our workforce management software is comprised of web-based software called the “Workforce Suite.” The Workforce Suite is made up of three modules: “Time and Attendance”, “Job Costing” and the “Scheduler.” Each module, within the Workforce Suite, simplifies a different business process: time and attendance, job costing, and labor scheduling. Our customers can choose to license for the use of the entire Workforce Suite or one or more of the components. Our workforce management software works with Personal Computers and other internet capable devices.

The Company generates revenues primarily through the sale of software through one-time licence fees, one-time set up fees and monthly fees that are calculated per employee user. Each customer must pay the monthly fees as long as it uses our software. There are additional charges for customer support, training, implementation, consulting and customizations. Less than 15% of our revenue usually comes from training, implementation, consulting and customizations. Our revenue from these elements of our service is typically only earned at the initial stages of each client account and is not an ongoing source of revenue from each client. Approximately 7% of our revenue comes from hardware sales.

As of November 30, 2006, the licensing fee for the Workforce Suite was $10,000, the set up fee was $5,000 and the monthly fee was $3.00 per employee. Our prices may be changed by management depending on various factors.

We have earned revenues from our operations but continue to have operational losses to date as well as an accumulated shareholder deficit. For the nine months ended July 31, 2006, we had a net loss in the amount of $877,821. For the fiscal year ended October 31, 2005, we had a net loss in the amount of $840,254. For the fiscal year ended October 31, 2004, we had a net loss in the amount of $577,306. Our Company has no subsidiaries.

Since our inception, we have been developing our business plan and our workforce management software. We have generated revenues through the sale of software licenses, services and, to a lesser extent, hardware, through the internet. In the fiscal year ended October 31, 2000, we began the development of our product. The first phase of development involved a proof of concept to establish the technical feasibility of our software. We completed the proof of concept that same fiscal year. In 2001, we began to sell beta versions of our software to customers. Beta versions are preliminary versions of software. From 2002 to 2003, we continued to enhance our software by adding new features and by improving on the ease of use of our software. In 2003, management determined that the product required a significant overhaul in order to achieve its full potential on the market. From that point until April 2005, our product development group focused on making the product able to handle more users simultaneously, easier to install and maintain and better able to integrate with third party applications. The first installation of the new version of our software occurred in April 2005.

Business Overview

We are engaged in the development and licensing of our web-based workforce management software for the management of data relating to costs, time, attendance and scheduling. Our software includes web-based office and time management software modules that comprise what is called the “Workforce Suite.” Each module, within this Workforce Suite, simplifies a different business process: time and attendance, job costing, and labor scheduling. Our customers can license the entire Workforce Suite or one or more of the modules. Our software works with Personal Computers and other internet capable devices.

Our software functions over the internet. Our workforce management software works with Personal Computers and other internet capable devices. Our customers pay a one-time licensing fee, a one-time set up fee and a monthly fee per employee. Our prices may be changed by management depending on various factors. Our system allows our customers to use our software without requiring additional computer hardware or having to install and maintain the software and hardware required to run the Workforce Suite on their own systems.

Customers can license the use of the complete Workforce Suite system or one or more of its components. The modules are called “Time & Attendance”, “Job Costing” and the “Scheduler.” The Workforce Suite system tracks, integrates, manages, and reports on all the relevant data for the workforce of a company, while a component will manage only one aspect of data collection and management.

A diagram illustrating the components of our software suite is as follows:

The Time and Attendance module provides methods to manage time and attendance data for the employees and consultants of a company. Data can be entered by approved employees or supervisors from any workstation. The Time and Attendance module allows employees or supervisors to do the following, online and from any computer:

•	review, adjust and approve employees' time at work;
•	assign multiple special earning codes (i.e., regular, overtime, night shift, first aid);
•	track who authorizes changes; and,
•	track absences, vacation, sick and banked time off.

The Job Costing module enables more accurate, timely and reliable Job Costing. Customer order tracking data can be sent directly to a company’s Enterprise Resource Planning (“ERP”) data. ERP is a term used to describe a grouping of many aspects of the business process, including accounting, inventory, planning and scheduling. The Job Costing module enable users to do the following:

•	track direct or indirect job costs against specific operations;
•	track the time taken to setup a particular job or operation and compare it to the time required to actually carry out the job or operation;
•	track the quantity of labor by shift or department;
•	perform immediate data validation using the latest information from the company’s ERP review; and,
•	adjust job transaction information before sending to the company’s ERP.

The Scheduler module enables organizations to manage work schedules for all employees and allows all employees to use the module from any internet capable device. The Scheduler module allows users to do the following:

•	manage multiple shift definitions, staffing and rotations;
•	integrate with ERP and payroll systems; and,
•	provide customized reports on demand.

Our revenues, since inception, have been generated by licenses for our software modules, technical training and support services for our customers and, to a lesser extent, the sale of hardware.

Target Market for Our Software

The target market for our software is comprised of any company that has employees or consultants and that needs to collect, manage and interpret data relating to those employees or consultants. Currently, many such companies are looking for ways to increase the quantity and usefulness of data gathered concerning their employees and productivity levels as well as time management but to limit spending on the processes that they choose to perform these functions and space requirements for housing the technology applications.

We believe that the companies that comprise our target market no longer desire to house, manage and maintain the data, software and computer equipment that is necessary to sustain modern technology applications for the collection and management of data relating to the workplace. We also believe that the decisions of many companies will be driven by the need to enhance the quantity and usefulness of data collected. We anticipate that some of our potential customers will be attracted by the ability to use our software via the internet and the lack of installation expense and space required to house the computer equipment. We also believe that some of our potential customers will appreciate the ease of use of our software and the usefulness of the data collection and management features that our software offers.

While we believe that the features of our software will be attractive to many companies, we also recognize that many companies may be hesitant or unwilling to entrust their valuable workforce management data to a web-based service. Workforce management data is crucial to the operations of most companies and the loss or mismanagement of such data could be costly to a company. Furthermore, some companies may also worry about increasing their exposure to computer viruses through interacting with web-based software from an outside company. Therefore, we believe that some of our potential customers will choose not to license our products because they will not want to switch to our web-based workforce management software despite the possible benefits.

We also believe that there may be further opportunities for our software that will be discovered through our finding partners through which we can better market our products. There is a lot of competition in the market for software products that conduct or attempt to conduct similar workforce management functions as are carried out by our software and we have to ensure that our product is better known by our potential customers if we hope to increase our market share and our revenues.

Marketing and Distribution Methods

We currently rely on information on our website, face to face promotions and word of mouth to market our products. To realize the potential of our products, we must expand our marketing. We intend to find partners who will, in exchange for sums of money and/or percentages of revenue, promote our software to prospective customers. We believe that the key to working with partners for the marketing of our products will be to find quality partners and not necessarily the people who charge the lowest percentage of royalties or other sums of money. We intend to limit the number of such partners with whom we make agreements because we want to continue to monitor and control how our products are being marketed, and how much we are paying for the marketing efforts.

Competition

There are many companies that offer software to manage all or components of the data that is managed by our software, such as Schedule Source, Inc. Some of our competitors, such as Time Clock Plus, Datamatics Management Services, Inc. and Spectrum Research even offer similar software via the internet. Some of our competitors have significantly greater financial, technical, manufacturing, sales, marketing and other resources than us and have achieved greater name recognition for their existing products and technologies than we have. We cannot guarantee that we will be able to successfully increase our market penetration or our overall share of the workforce management software market. Our results of operations could be adversely impacted if we are unable to effectively increase our share of this market.

Our success depends in large part upon our acquiring new customers. If we are not successful in having our products used by more companies, there will be a material adverse effect on our business, financial condition and results of operations.

No assurance can be given that our competitors will not develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

Competitive Advantages

We compete on the basis of price and product performance, ease of use and the cost effectiveness of not having to install, store and maintain the technology applications required by the software. We believe we have a number of competitive advantages over our competitors as follows:

-	our business and pricing models are competitive and flexible;

-    our software provides the same features and functionality as other software solutions but management believes that our software does offer some data management functions that are not offered by most of our competitors;

-    our system is provided at a low cost to customers because it is provided via the internet and the need for the customer to install, manage and maintain the software, hardware and related data is removed;

-    our software is designed to accommodate and support many users while also satisfying the stringent availability requirements of our marketplace.

We are not aware of any competitor that has developed software solutions that provides all of the features that our software provides over the internet but there is no assurance that existing or new competitors will not offer the same product and they may reduce our competitive advantage. If this happens, we will attempt to maintain our competitive advantages by maintaining competitive prices, adapting our technology to provide more and different features.

Research and Development

We conduct our research and development in-house and occasionally through the use of consultants. In the nine months ended July 31, 2006, we spent $396,547 on research and development and none of that cost was borne by our customers. In the fiscal year ended October 31, 2005, we spent $478,753 on research and development and none of that cost was borne by our customers. In the fiscal year ended October 31, 2004, we spent $400,419 on research and development and none of that cost was borne by our customers. In the fiscal year ended October 31, 2003, we spent $262,828 on research and development and $35,000 of that cost was borne by our customers. The amounts indicated for research and development expenses include salaries.

Our product is essentially complete however we do expect to spend about $480,000 on research and development over the next 12 months. We intend to focus our research and development for the next 12 months on feature enhancements, user interface improvements and performance increases.

Intellectual Property

We rely on trade secrets to protect our intellectual property. We do not have any registered patents, trademarks, or copyrights. We execute confidentiality and non-disclosure agreements with our employees and limit access to and distribution of our proprietary information. We do not have and do not intend to apply for patents on our products. Management believes that the patent application process would be time-consuming, expensive and may not be available for our software. Also, any patent protection we are able to obtain might be out of date by the time a patent is granted for a because of changes and advances we may make in our software. However, not applying for or holding patents may weaken our ability to protect our proprietary technology and other intellectual property.

The departure of any of our management or significant technical personnel, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and technical personnel, our ability to market our existing products and our ability to enhance our existing products or develop new products.

Despite our precautions, employees and management may leave us to go to work for a competitor. While we believe that we have adequately protected our proprietary technology, and we will take all appropriate and reasonable legal measures to protect it, the use of our processes or the development of similar products by our competitors could have a material adverse effect on our business, financial condition and results of operations.

Employees

As of November 30, 2006, we employed 17 people, 16 of whom are full-time and one of whom is part-time. Three of our employees are engaged in marketing and sales, twelve in research, development and support, and two in management and administration. We are not subject to any collective bargaining agreements and we consider relations with our employees to be excellent.

Reports to Security Holders

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Following the effectiveness of this registration statement, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Executive Overview

You should read the following discussion of our financial condition and results of operations together with our audited and unaudited financial statements and notes included elsewhere in this filing. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

We are engaged in the development and licensing of our web-based workforce management software for the management of data relating to costs, time, attendance and scheduling. Our software is web-based software called the “Workforce Suite” and includes modules called “Time and Attendance”, “Job Costing” and the “Scheduler.” Each module within the Workforce Suite, simplifies a different business process: time and attendance, job costing, and labor scheduling. Our customers can license the entire Workforce Suite or one or more of the component modules. Our software works with Personal Computers and other internet capable devices.

Our revenue, since inception, has been generated by licenses for our software, technical training and support services for our customers and, to a lesser extent, the sale of hardware. Our revenue has not, since inception, been enough to pay for our operating costs. Our total operating expenses for the fiscal year ended October 31, 2005 were $938,603 and our revenue less the cost of goods sold for the same period was only $98,349. On October 31, 2005, we had $174,940 in cash but a working capital deficiency of $195,097. Our total operating expenses for the nine months ended July 31, 2006 were $1,069,854 and our revenue less the cost of goods sold for the same period was $192,033. On July 31, 2006, we had $202,429 in cash but a working capital deficiency of $199,588.

In order to cover our shortage of revenue needed to provide adequate working capital, we have borrowed money and sold shares of our common stock. During the fiscal year ended October 31, 2005, we obtained $334,328 from the issuance of shares of our common stock and we borrowed $413,633. During the nine months ended July 31, 2006, we did not obtain any funds from the issuance of shares of our common stock and we borrowed $742,311. For more information concerning the money that we have borrowed, please see the section entitled “Long-term Debt Obligations” on page 27 of this prospectus.

We believe that we may be able to increase our revenues to a level that will pay for our operating costs if we increase our marketing efforts and promote our products in additional ways. We currently promote our products through information on our website, face to face promotions and word of mouth. Our advertising and promotion efforts since inception have been nominal.

We have slowly increased our revenues and number of customers over the last few years. For example, for the year ended October 31, 2004, we had 16 customers and by October 31, 2005 we had 22 customers. Our revenue for the year ended October 31, 2004 was $113,898 and by October 31, 2005, our revenue was $121,650. This increase is primarily due to the increase in the number of customers who leased our software. As of November 30, 2006, we have 29 customers.

We believe that there may be further opportunities for our software that will be discovered through our finding partners who will promote our software to prospective customers. However, we intend to limit the number of such partners because we want to continue to monitor and control how our products are being marketed and how much we are paying for the marketing efforts.

We currently anticipate that we will generate greater revenues in the long-term as we increase our advertising and promotion activities and our software gains acceptance from more companies. However, we cannot predict whether more people will entrust their valuable data software over the internet or whether there will be any virus or other events that undermine peoples’ confidence in the internet. These factors cause some uncertainty with respect to our ability to generate increasing revenues.

The number of our customers increased by approximately 38% while sales increased by only 7% in fiscal year 2005. This is primarily because of slow product acceptance by one large customer. The length of time to customer acceptance can vary from immediate to several months depending upon the complexity of the product and/or service sold. We also experienced significant increases in our expenses for Research and Development, professional fees and wages and benefits in 2005. This occurred primarily as a result of additional employees and office and work related equipment in our R&D and sales departments. These additional expenses were required as we prepared our new product offering for commercial launch.

Results of Operations for the fiscal years ended October 31, 2005, 2004 and 2003

Product Revenue and Service Revenue

Product Revenue and Service Revenue together for the fiscal year ended October 31, 2005 totaled $121,650, less the cost of goods sold, it was $98,349, compared to $113,898 for the year ended October 31, 2004 and $112,710 for the fiscal year ended October 31, 2003. Sales from all periods were from the sale of software licenses, services and, to a lesser extent, hardware, via the internet.

Operating Expenses

Total operating expenses for the fiscal year ended October 31, 2005 were $938,603. For the fiscal year ended October 31, 2004, total operating expenses were $691,204. For the fiscal year ended October 31, 2003, total operating expenses were $554,552. The increases in operating costs over past three fiscal years has been due primarily to increases in professional fees, research and development costs and wages and benefits. Professional fees and wages and benefits paid out increased by $104,204 for the fiscal year ended October 31, 2005. Professional fees and wages and benefits paid out had decreased by $28,105 in the previous fiscal year. Operating Expenses include research and development costs.

Net Loss

Our net loss was $840,254 for the fiscal year ended October 31, 2005, $577,306 for the fiscal year ended October 31, 2004 and $441,842 for the fiscal year ended October 31, 2003. The increases in net loss were primarily due to increased operating expenses.

Liquidity and Capital Resources

As of October 31, 2005, we had $174,940 in cash and cash equivalents and a working capital deficiency of $195,097.

At October 31, 2005, we did not have any material commitments for future capital expenditures.

Cash Flows From Financing Activities

Financing activities resulted in net cash inflows of $728,921, $437,297 and $433,686 for the fiscal years ended October 31, 2005, 2004 and 2003, respectively.

Long-term Debt

We owed $1,138,271 in long-term debt as of October 31, 2005. This debt was comprised of $972,653 under a credit facility agreement, as amended, with C.M.M.G. Finance Inc. and $345,618 from a loan from the National Research Council of Canada. C.M.M.G. Finance Inc. is wholly owned and operated by Pasquale Cusano.

On November 29, 2005, we completed the convertible credit facility with C.M.M.G. Finance Inc. in the amount of up to $2,680,074.

Under the convertible credit facility with C.M.M.G., we intend to draw up to $129,681 per calendar month until we have borrowed a total of $2,680,074. Any amounts that we draw down under the convertible credit facility and the interest thereon may be converted into units of the common stock of our Company for $0.91 per unit. Each unit will be comprised of one common share and one common share purchase warrant. Each warrant shall have an exercise price of $1.15 and be exercisable for a period of up to two years.

Results of Operations for the nine months ended July 31, 2006 and 2005

Product Revenue and Service Revenue

Product Revenue and Service Revenue together for the nine months ended July 31, 2006 and 2005, respectively, were $214,205 and $113,933. Sales from all periods were from the sale of software licenses, services and, to a lesser extent, hardware, via the internet.

Operating Expenses

For the nine months ended July 31, 2006, total operating expenses were $1,069,854 compared to $628,447 for the nine months ended July 31, 2005. The increases in operating costs were due primarily to increases in professional fees, wages and benefits and office and general expenses. Operating Expenses include research and development costs.

Our Interest and finance fees for the nine months ended July 31, 2006 were $191,531 compared to $47,960 for the nine months ended July 31, 2005. The increase in finance fees is due to payments of the finance fee under our agreement with CMMG.

Wages and Benefits

Our wages and benefits rose from $47,272 for the nine month period ended July 31, 2005 to $225,510 for the nine month period ended July 31, 2006. This was because of wage increases to our management and administration staff.

Net Loss

Our net loss for the nine months ended July 31, 2006 was $877,821 compared to $536,707 for the nine months ended July 31, 2005. The increase in net loss was due to increased operating expenses, especially research and development costs and interest and finance fees.

Liquidity and Capital Resources

As of July 31, 2006, we had $202,429 in cash, cash equivalents and prepaid expenses and a working capital deficiency of $199,588.

At July 31, 2006, we did not have any material commitments for future capital expenditures.

Financing Activities

Financing activities resulted in net cash inflows of $639,873 for the nine months ended July 31, 2006 and $771,147 for the nine months ended July 31, 2005. The decrease was due to repayments made to related parties on advances given.

Long-term Debt

We owed $2,071,752 in long-term debt as of July 31, 2006. This debt was comprised of $1,726,134 under a credit facility agreement, as amended, with C.M.M.G. Finance Inc. and $345,618 from a loan from the National Research Council of Canada but less the current portion of our long-term debt. C.M.M.G. Finance Inc. is wholly owned and operated by Pasquale Cusano.

Under the convertible credit facility with C.M.M.G., we intend to draw up to $129,681 per calendar month until we have borrowed a total of $2,680,074. Any amounts that we draw down under the convertible credit facility and the interest thereon may be converted into units of the common stock of our Company for $0.91 per unit. Each unit will be comprised of one common share and one common share purchase warrant. Each warrant shall have an exercise price of $1.15 and be exercisable for a period of up to two years.

Capital Expenditures

We have no material commitments for capital expenditures but we do anticipate spending $60,000 to $80,000 in purchasing computer equipment within the next twelve months. This equipment will enable us to expand our services related to the storage of data and the hosting of software applications for the management of data.

Trends and Uncertainties

Our ability to generate adequate revenues in the future will depend on our ability to convince more customers of the safety and reliability and cost effectiveness of managing and maintaining the critical data of their companies through our software. We also must continue to upgrade our software offerings to ensure that they meet any changes in customer demand.

We cannot predict whether more people will entrust their valuable data software over the internet or whether their will be any virus or other events that undermine peoples’ confidence in the internet and this causes some uncertainty with respect to our ability to generate increasing revenues.

Future Operations

Presently, our revenues are not sufficient to meet operating and capital expenses and we have incurred operating losses since inception, which are likely to continue for the foreseeable future. We had negative cash flows during the year ended October 31, 2005 and the nine months ended July 31, 2006.

On November 29, 2005, we completed a convertible credit facility to C.M.M.G. Finance Inc. in the amount of up to $2,680,074. Under the convertible credit facility with C.M.M.G., as of November 30, 2006, we owe $2,216,345, including 1,002,866 in pre-existing debt to C.M.M.G. Finance that was assumed and consolidated under the credit facility agreement, as amended, and $1,213,479 that we have drawn down under the credit facility. We intend to draw up to $129,681 per calendar month until we have borrowed a total of $2,680,074. Management does not anticipate the need to raise additional capital to fund operations over the next twelve months. However, if conditions change outside of management’s expectations, we will need to raise additional capital. For more information on the convertible credit facility, please see the section entitled “Convertible Credit Facility, November 29, 2005” on page 13 of this prospectus.

If we need to raise additional capital to satisfy our cash requirements, we would do so primarily through the sale of our equity securities or debt. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be forced to scale down or perhaps even cease the operation of our business.

We currently anticipate that we will generate greater revenues in the long-term as we increase our sales and marketing activities and our software gains acceptance from more companies.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our audited and unaudited financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our audited financial statements and our unaudited interim financial statements is critical to an understanding of our operating results and financial position.

Revenue Recognition

The Company derives its revenue primarily from licence and service fees. The Company licenses software under non-cancellable licence agreements and provides services, including implementation, consulting, training, hosting and post-contract customer support (“PCS”) to its customers. In certain cases, the Company also provides customers with hardware related to its software offerings. The Company recognizes revenue pursuant to applicable accounting standards, including Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, as amended, and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition.

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery and acceptance have occurred, the sales price is fixed or determinable, and collection is probable. Product is considered delivered to the customer once it has been shipped and title and risk of loss have been transferred.

Implementation, consulting and training revenues are recognized when delivered to the customer, based on the prices charged when these services are sold separately to customers. Amounts that have been prepaid but are not recognized as revenue under the Company’s revenue recognition policy are reflected as deferred revenue.

Subscription revenues are recognized monthly as hosting services are provided to the customer, based upon contractually-stated renewal prices provided to customers.

PCS revenues are deferred and recognized rateably over the term of the support contract, which is generally one year in length, based on contractually-stated renewal prices provided to customers.

Hardware revenues are recognized as hardware is delivered to the customer, once the risks and rewards of ownership have passed to the customer, based on the prices charged when hardware is sold separately to customers.

Product revenue includes the sale of software licenses for the web-based workforce management software and hardware. Service revenue includes training, maintenance fees and fees for customer software support.

Research and Development

Research and development costs are expensed as incurred. Development costs of computer software to be sold, leased or otherwise marketed are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers pursuant to SFAS No. 86, Computer Software to be Sold, Leased, or Otherwise Marketed. To date, the Company's products have been released soon after technological feasibility has been established. Therefore, costs incurred subsequent to achievement of technological feasibility have not been significant, and generally all software development costs have been expensed.

Stock-Based Compensation

On November 1, 2005, the Company early adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on November 1, 2005 the first day of the Company’s fiscal year 2006. Stock-based compensation expense for awards granted prior to November 1, 2005 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

Prior to the adoption of SFAS 123R, the Company followed the provisions of the FASB Interpretation No. 44,

Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25, which provides guidance as to certain applications of APB No. 25.

As a result of our adoption of 123R, the Company has recorded $7,647 in stock based compensation expense for the period ended July 31, 2006. If not for the adoption of 123R this expense would not have been recognized but instead, would have been disclosed in the financial statements in the financial statement notes on a pro forma basis only.

The following table illustrates the effect on net income after taxes and net income per common share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the periods noted below:

		Nine Months Ended July 31, 2005

		$
		(unaudited)

Net loss	As reported	536,707
SFAS 123 compensation expense	Pro-forma	(171,000)
Net loss	Pro-forma	365,707
Pro-forma basic and diluted net loss per share	Pro-forma	0.06

Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potentially issuable common stock was not included in the calculation as their inclusion would be anti-dilutive.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Finance Costs

We account for finance costs using SFAS No. 133 and related amendments. Where the requirement to pay a debt cannot be reasonably determined, the debt is recorded at its estimated net present value. Any discount on the debt is allocated to additional paid in capital and is accreted over management’s best estimate of the life of the debt. Any discount is recorded as an addition to additional paid in capital and a reduction of the debt. The Company records interest expense over the term of the debt resulting from the difference between the stated value and carrying value at the date of issuance. The net result is that the debt will be accreted back to its original face value, upon the date of its expected repayment.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at 300 – 1000 West 14th Street, North Vancouver, British Columbia, Canada, V7P 3P3. We lease the office facility, which is approximately 2,900 square feet in size, at a basic rate of $4,529.28 CD per month plus $256.37 CD in taxes. This lease is on a month-to-month basis.

We believe that our existing facilities are adequate for our needs through the end of the next several years. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described under the heading "Executive Compensation", there are no material transactions with our director or any of officers or control persons that have occurred during the last two fiscal years.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not now, nor has ever been, traded on any exchange. We plan to seek listing on the OTC Bulletin Board, once our registration statement has been declared effective by the SEC. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange. As of November 30, 2006, we have no formal or informal agreements or understandings for a market maker to sponsor our securities.

Since the inception of our Company, we have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

As of November 30, 2006, there was a credit facility convertible into 3,061,469 common shares and 3,061,469 share purchase warrants. Also, as of February 8, 2006, there were approximately 45 holders of record of our common stock.

Equity Compensation Plan Information

The board of directors of the Company approved and adopted our current stock option plan on April 11, 2000. The following table provides a summary of the number of options granted under our stock option plan, the weighted average exercise price and the number of options remaining available for issuance on October 31, 2005.

	Number of securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	245,024	$0.72	N/A
Total	245,024	$0.72	404,976

(1)             The maximum number of options issuable under our stock option plan is 1,000,000, less 595,024 options that have been granted.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during the year ended October 31, 2005.

EXECUTIVE COMPENSATION

During the year ended October 31, 2005 and for the interim period in the current fiscal year, Richard Eppich served as our only executive director and an executive officer. Vincenza Eppich served as an executive officer. Mr. Eppich’s total salary and bonus pursuant to his employment agreement did exceed $100,000 in all of those periods, but the actual salary that was paid to him did not exceed $100,000 in any of those periods. Mrs. Eppich does not have a contract nor earn a salary with the Company.

The following table shows, for the four-year period ended October 31, 2005, the cash and other compensation we paid to our Chief Executive Officer and to each of our executive officer.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary(1) (CD$)	Bonus (CD$)	Other Annual Compen- sation (CD$)	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts (CD$)	All Other Compen- sation
Richard Eppich President(4)	2005 2004 2003 2002	$108,846 $79,230 $60,000 $53,673	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A	N/A N/A N/A N/A

(1)     CD $23,154 for 2005, CD$52,770 for 2004, CD$60,000 for 2003 and CD$56,727 for 2002 is owed for each of the respective fiscal years, not cumulatively, in outstanding salary owed by the Company to Mr. Eppich. For 2005, for example, CD $85,692 has been paid to Mr. Eppich and CD $23,154 is still owing to him.

AGGREGATED OPTION/SAR GRANTS AND EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

No option or SAR grants or exercises took place during the fiscal year ended October 31, 2005.

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable / Unexercisable		Value of Unexercised In-the -Money Options/SARs at FY-End ($) Exercisable / Unexercisable(1)
John Janzen	Nil	Nil	50,008	50,016	unknown	unknown
Brendan Keyhoe	Nil	Nil	70,000	15,000	unknown	unknown
Nam Phan	Nil	Nil	5,000	5,000	unknown	unknown
Afshin Shahabi	Nil	Nil	10,000	10,000	unknown	unknown
Sherri Warne	Nil	Nil	5,000	5,000	unknown	unknown
Mats Gerschman	Nil	Nil	20,000	Nil	unknown	Nil

(1)     The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the individual's options. The exercise price of each individual's options is $0.90 CDN each.

Compensation Of Directors

Our employee director is granted incentive stock options based on his employment agreement. All stock option grants are made pursuant to our 2000 Stock Option Plan.

Long Term Incentive Plan Awards

We do not have a long-term incentive plan that provides compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measures.

EMPLOYMENT CONTRACTS AND TERMINATION

OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have entered into an employment agreement, as amended, with our President, Richard Eppich. Under the agreement, Mr. Eppich will receive the following as compensation for the performance of his obligations as President, Founder and Chief Executive Officer of the Company:

•	a monthly salary of $11,000 CAD per month;
•	entitlement to participate in the Company’s Stock Option plan;
•	five weeks of vacation per year; and,
•	a medical/dental plan.

Mr. Eppich may choose to be paid less than the full $11,000 CAD per month but the difference will be accrued and still owed to him by the Company.

Mr. Eppich’s obligations are as follows:

•

During and after his employment with the Company, he must protect all information that he receives in the course of his employment or through the use of any of the Company’s facilities or resources and he cannot, directly or indirectly, disclose that information to anyone for any purpose, except for the sole benefit of the Company.

•	Within two years of the termination of his employment, he will not hire or attempt to hire anyone who was an employee of the Company at any time during one year before the end of his employment.
•	Except with the prior written consent of the Company, he cannot compete with the Company within North America for one year after his employment with the Company ceases.

Mr. Eppich may terminate his employment with the Company, with at least four (4) weeks notice in writing to the Company. The Company may terminate Mr. Eppich’s employment without notice, if it has cause, as described in the agreement, to do so. If the Company, wishes to terminate Mr. Eppich’s employment without cause, it may do so upon the payment of two years of his salary in the place of notice.

The above is only a summary of our employment contract with Mr. Eppich. For complete details relating to the contract, please see the contract itself, which is attached as an exhibit to the registration statement, of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

Following the effective date of this registration statement, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Enterra Systems Inc., the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Enterra Systems Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with accounting principles generally accepted in the United States of America.

The following financial statements pertaining to Enterra Systems Inc. are filed as part of this registration statement:

Audited Financial Statements

Report of Independent Registered Public Accounting Firm

Balance Sheets at October 31, 2005 and 2004

Statements of Operations for the years ended October 31, 2005, 2004 and 2003

Statements of Stockholders' Deficit for the years ended October 31, 2005, 2004 and 2003

Statements of Cash Flows for the years ended October 31, 2005, 2004 and 2003

Notes to the Financial Statements

Unaudited Financial Statements

Balance Sheet at July 31, 2006

Statements of Operations for the three and six months ended July 31, 2006

Statements of Stockholders' Deficit for the six months ended July 31, 2006

Statements of Cash Flows for the six months ended July 31, 2006

Notes to the Financial Statements

ENTERRA SYSTEMS INC.

FINANCIAL STATEMENTS

October 31, 2005, 2004 and 2003

(in U.S. dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

F1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Enterra Systems Inc.

We have audited the balance sheets of Enterra Systems Inc. (the “Company”) as at October 31, 2005 and 2004, the related statements of operations, stockholders’ deficit and cash flows for the years ended October 31, 2005, 2004, and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at October 31, 2005 and 2004 and the results of its operations and its cash flows and the changes in stockholders’ deficit for the years ended October 31, 2005, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has realized significant losses and further losses are anticipated. At October 31, 2005 the Company had a working capital deficiency of $195,097, has incurred losses since inception of $2,455,812, and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP

“DMCL” CHARTERED ACCOUNTANTS

Vancouver, B.C.

November 20, 2006

F2

ENTERRA SYSTEMS INC.

BALANCE SHEETS

(in U.S. dollars)

	October 31, 2005	October 31, 2004
	(restated see Note 10)
	$	$

CURRENT ASSETS
Cash	174,940	84,085
Accounts receivable	53,349	20,478
Prepaid expenses	2,507	2,040
	230,796	106,603
PROPERTY AND EQUIPMENT, net (Note 3)	21,945	23,536

Total assets	252,741	130,139

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	128,456	46,431
Advances due to related party (Note 7)	268,209	235,681
Deferred revenue	29,228	17,198

	425,893	299,310
LONG-TERM DEBT (Note 4)	656,708	376,201
	1,082,601	675,511

COMMITMENTS (Notes 4 and 9)

STOCKHOLDERS’ DEFICIT (Note 6)
Authorized No maximum Common shares, without par value 100,000,000 Class A Preferred shares, without par value
Issued and outstanding:
15,965,000 Common shares (2004 – 6,338,047)	945,099	591,924
Additional paid-in capital – finance fee	864,984	597,475
Accumulated other comprehensive loss	(184,131)	(119,213)
Accumulated deficit	(2,455,812)	(1,615,558)
	(829,860)	(545,372)
Total liabilities and stockholders’ deficit	252,741	130,139

The accompanying notes are an integral part of these financial statements.

F3

ENTERRA SYSTEMS INC.

STATEMENTS OF OPERATIONS

(in U.S. dollars)

	Years ended October 31,
	2005	2004	2003
	(restated – see Note 10)
	$	$	$

Product Revenue	41,097	-	-
Cost of goods sold	23,301	-	-
Gross profit	17,796	-	-
Service Revenue	80,553	113,898	112,710

Operating Expenses:
Bank charges and interest	6,884	6,864	9,226
Depreciation	9,256	8,038	6,462
Bad debt	-		-
Finance fees	116,330	63,626	23,465
Office and general	84,145	72,965	70,509
Professional fees	131,191	32,185	107,235
Research and development costs	478,753	400,419	262,828
Sub-contracts	2,738	2,999	17,664
Wages and benefits	109,306	104,108	57,163
	938,603	691,204	554,552
Net loss	(840,254)	(577,306)	(441,842)
Basic and diluted net loss per share	(0.13)	(0.09)	(0.08)
Weighted average number of common shares outstanding	6,439,282	6,260,861	5,781,804

.

The accompanying notes are an integral part of these financial statements.

F4

ENTERRA SYSTEMS INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

(Restated – see Note 10)	Common stock		Preferred stock		Accumulated	Accumulated Other Comprehensive	Additional Paid-in
	Shares	Amount	Shares	Amount	Deficit	Income (Loss)	Capital	Total
		$		$	$	$	$	$
Balance, October 31, 2002, restated	5,000,000	3,274	1,283,365	521,048	(596,410)	10,229	-	(61,859)
Preferred shares issued for cash	-	-	38,889	22,733	-	-	-	22,733
Preferred shares issued for services	-	-	65,793	44,869	-	-	-	44,869
Share conversion (ratio 1:1)	1,169,502	453,334	(1,169,502)	(453,334)	-	-	-	-
Additional paid in capital – Finance costs	-	-	-	-	-	-	354,387	354,387
Foreign currency translation adjustment	-	-	-	-	-	(51,403)	-	(51,403)
Net loss	-	-	-	-	(441,842)	-	-	(441,842)

Balance, October 31, 2003, restated	6,169,502	456,608	218,545	135,316	(1,038,252)	(41,174)	354,387	(133,115)
Share conversion (ratio 1:1)	218,545	135,316	(218,545)	(135,316)	-	-	-	-
Additional paid in capital – Finance costs	-	-	-	-	-	-	243,088	243,088
Foreign currency translation adjustment	-	-	-	-	-	(78,039)	-	(78,039)
Net loss	-	-	-	-	(577,306)	-	-	(577,306)

Balance, October 31, 2004, restated	6,388,047	591,924	-	-	(1,615,558)	(119,213)	597,475	(545,372)
Common shares issued for wages	24,712	18,847	-	-	-	-	-	18,847
Common shares issued for cash	9,552,241	334,328	-	-	-	-	-	334,328
Additional paid in capital – Finance costs	-	-	-	-	-	-	267,509	267,509
Foreign currency translation adjustment	-	-	-	-	-	(64,918)	-	(64,918)
Net Loss	-	-	-	-	(840,254)	-	-	(840,254)

Balance, October 31, 2005, restated	15,965,000	945,099	-	-	(2,455,812)	(184,131)	864,984	(829,860)

The accompanying notes are an integral part of these financial statements.

F5

ENTERRA SYSTEMS INC.

STATEMENTS OF CASH FLOWS

(in U.S. dollars)

	Years ended October 31,
	2005	2004	2003
	(restated – see Note 10)
	$	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(840,254)	(577,306)	(441,842)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,256	8,038	6,462
Interest and finance fees	116,330	63,626	23,465
Loss on disposal of equipment	-	486	4,510
Shares issued in lieu of wages and bonus	18,847	-	-
Changes in working capital assets and liabilities:
Accounts receivable	(32,871)	65,042	(62,103)
Prepaid expenses	(467)	(1,621)	3
Accounts payable and accrued liabilities	84,495	11,164	67,492
Advances due to related party	32,528	55,654	58,846
Deferred revenue	12,030	2,387	14,811

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(600,106)	(372,530)	(328,356)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of equipment	-	763	-
Acquisition of property and equipment	(7,665)	(16,931)	(11,040)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(7,665)	(16,168)	(11,040)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of long-term debt	413,633	444,559	416,817
Repayment of long-term debt	(19,040)	(7,262)	(5,864)
Proceeds from preferred stock subscriptions	-	-	22,733
Issuance of common stock	334,328	-	-

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	728,921	437,297	433,686

EFFECT OF EXCHANGE RATE CHANGES	(30,295)	(44,697)	(51,278)

NET INCREASE IN CASH	90,855	3,902	43,012

CASH, BEGINNING OF YEAR	84,085	80,183	37,171

CASH, END OF YEAR	174,940	84,085	80,183

Supplemental information and non-cash financing activities (Note 8).

The accompanying notes are an integral part of these financial statements.

F6

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

1.	NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION

Enterra Systems Inc. was incorporated on August 10, 1999 in the Province of British Columbia, Canada. The Company specializes in the design, development, sale, installation and service of Workforce Management Software.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, and are presented in U.S. dollars unless otherwise stated.

Going Concern

These financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of October 31, 2005, the Company, had a working capital deficiency of $195,097 (October 31, 2004 - $192,707), and an accumulated deficit of $2,455,812; October 31, 2004 - $1,615,558). These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan is to attempt to raise additional capital through increased debt and equity offerings until such time as the Company is able to generate sufficient operational revenue. Continued operation of the Company is dependent upon the Company’s ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment

Property and equipment are recorded at cost and amortized over their estimated useful lives at the following rates and methods:

Computer equipment	30%	declining balance method
Computer software	100%	declining balance method
Furniture and fixtures	20%	declining balance method
Leasehold improvements	5	years straight-line method

In the year of acquisition, property and equipment are amortized at one-half their normal rate.

Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, advances due to related party, and long-term debt. The fair value of these financial instruments approximate their carrying value due to the short-term maturities of these instruments, unless otherwise noted. (Refer to Note 4).

F7

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

In accordance with Statements of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, the Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantial enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if future deductibility is uncertain.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements, the reported amounts of stock based compensation expense, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from the estimates and assumptions made.

Revenue Recognition

The Company derives its revenue primarily from license and service fees. The Company licenses software under non-cancellable licence agreements and provides services, including implementation, consulting, training, hosting and post-contract customer support (“PCS”) to its customers. In certain cases, the Company also provides customers with hardware related to its software offerings. The Company recognizes revenue pursuant to applicable accounting standards, including Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, as amended, and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery and acceptance have occurred, the sales price is fixed or determinable, and collection is probable. Product is considered delivered to the customer once it has been shipped and title and risk of loss have been transferred.

Implementation, consulting and training revenues are recognized when delivered to the customer, based on the prices charged when these services are sold separately to customers. Amounts that have been prepaid but are not recognized as revenue under the Company’s revenue recognition policy are reflected as deferred revenue.

Subscription revenues are recognized monthly as hosting services are provided to the customer, based upon contractually-stated renewal prices provided to customers.

PCS revenues are deferred and recognized rateably over the term of the support contract, which is generally one year in length, based on contractually-stated renewal prices provided to customers.

Hardware revenues are recognized as hardware is delivered to the customer, once the risks and rewards of ownership have passed to the customer, based on the prices charged when hardware is sold separately to customers.

Product revenue includes the sale of software licenses for the web-based workforce management software and hardware. Service revenue includes training, maintenance fees and fees for customer software support.

F8

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Research and Development

Research and development costs are expensed as incurred. Development costs of computer software to be sold, leased or otherwise marketed are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers pursuant to SFAS No. 86, Computer Software to be Sold, Leased, or Otherwise Marketed. To date, the

Company's products have been released soon after technological feasibility has been established. Therefore, costs incurred subsequent to achievement of technological feasibility have not been significant, and generally all software development costs have been expensed.

Concentration of Credit Risk

Credit risk arises from the potential that a counterpart will fail to perform its obligations. The Company is exposed to credit risk related to its accounts receivable. The Company’s receivables are comprised of a number of debtors which minimizes the concentration of credit risk. The Company performs ongoing evaluations of its customers. An allowance for doubtful accounts has not been provided as the Company considers all accounts receivable to be fully collectible.

Interest Rate Risk

Interest rate risk arises on the various rates at which the Company has obtained certain long-term debt. However, the Company expects to repay these obligations in full either at maturity or at terms set out in the specific agreements. Consequently, management believes that risk related to fluctuations on the bank prime is minimal.

Foreign Currency Translation

The functional currency of the Company is the Canadian dollar. The Company’s financial statements are translated to United States dollars in accordance with SFAS No. 52, Foreign Currency Translation, using period-end rates of exchange for assets and liabilities, and weighted average rates of exchange for the year for revenues and expenses. Translation losses are recorded in accumulated other comprehensive loss as a component of stockholders’ deficit. Foreign currency transaction gains and losses are included in current operations.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company’s accumulated other comprehensive loss reflects the effect of foreign currency translation adjustments on the translation of the financial statements from the functional currency of Canadian dollars into the reporting currency of U.S. dollars.

F9

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-based Compensation

On November 1, 2005, the Company early adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123,Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on November 1, 2005 the first day of the Company’s fiscal year 2006. Stock-based compensation expense for awards granted prior to November 1, 2005 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

The following table illustrates the effect on net income after taxes and net income per common share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the periods noted below:

		Years Ended October 31,
		2005	2004	2003
		$	$	$

Net loss	As reported	840,254	577,306	441,842

SFAS 123 compensation expense	Pro-forma	7,500	6,500	80,006

Net loss	Pro-forma	847,754	583,806	521,848

Pro-forma basic and diluted net loss per share	Pro-forma	(0.13)	(0.09)	(0.09)

F10

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-based Compensation, continued

Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potentially issuable common stock was not included in the calculation as their inclusion would be anti-dilutive.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Earnings (loss) per Common Share

Basic loss per share is based on the weighted average number of shares outstanding during each period and income available to common shareholders. The weighted average shares for computing basic loss per share were 6,439,282, 6,260,861, and 5,781,804 for the years ended October 31, 2005, 2004 and 2003, respectively. Diluted loss per share would reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, however, potentially issuable common stock was not included in the calculation as their inclusion would be anti-dilutive.

Securities that were not included in the computation of diluted earnings (loss) per share because to do so would have been anti-dilutive for the periods presented include the following amounts for the following respective periods:

Description	Years ended October 31,
	2005	2004	2003

Stock options	376,024	346,024	320,024
Common shares issuable on conversion of debt	1,599,973	873,626	521,978
Warrants issuable on conversion of debt	1,599,973	873,626	521,978

	3,575,970	2,093,276	1,363,980

Recent Accounting Pronouncements

On December 16, 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, which is an amendment to APB Opinion No. 29. It states that the exchanges on non-monetary assets should be measured based on the fair value of the assets exchanged. Further, SFAS No. 153 eliminates the narrow exception for non-monetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of non-monetary assets that do not have “commercial substance”. SFAS No. 153 is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date that this statement is issued. Management believes the adoption of SFAS NO. 153 will not have a material impact on the financial statements.

F11

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In May 2005, the FASB issued Statement No. 154 (“SFAS 154”) “Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. SFAS 154 provides for other means of application. In the event the Company changes accounting principles, it will evaluate the impact of SFAS 154.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

3.	PROPERTY AND EQUIPMENT

	October 31, 2005	October 31, 2004
	$	$

Computer equipment	53,512	45,847
Computer software	7,864	7,864
Furniture and fixtures	7,792	7,792
Leasehold improvements	7,442	7,442
	76,610	68,945

Less: accumulated depreciation	(54,665)	(45,409)
Net book value	21,945	23,536

F12

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

4.	LONG-TERM DEBT

	October 31,	October 31,
	2005	2004
	$	$

(a) CMMG Finance Inc.	972,653	650,072
Less: unamortized discount	(503,956)	(385,608)
	468,697	264,464
(b) National Research Council Canada (“NRC”) – Industrial
Research Assistance Program (“IRAP”)	345,618	236,513
Less: unamortized discount	(157,607)	(124,776)
	188,011	111,737
	656,708	376,201
(a)	CMMG Finance Inc. (“CMMG”)

Between the period October 23, 2002 and November 29, 2005 the Company has entered into several agreements with CMMG and its sole owner, Pasquale Cusano (“PC”), as follows:

(i)

Pursuant to a Term Sheet dated October 23, 2002, the Company obtained an unsecured, non-interest bearing convertible credit facility from PC the terms of which provided for advances to the Company totaling CAD $500,000, to be advanced to the Company at the rate of CAD $50,000 per month between December 13, 2002 and September 15, 2003. The funds advanced under this facility were due as follows:

(a)

By conversion into Class A Series 3 Preferred shares of the Company at a conversion price of CAD $0.90 per share if the Company did not close a proposed merger with a publicly listed company (the “Business Combination”) by October 15, 2003;

(b)	On April 15, 2004, if the Business Combination closed and PC was successful in obtaining total financing for the Company of CAD $3,500,000, net of a finance fee of CAD $75,000 (the “Financing”); or
(c)	Within 30 days of April 15, 2004 if the Business Combination closes and the Financing has not resulted in a total net proceeds to the Company of CAD $3,500,000 by April 15, 2004.

The Company was advanced CAD $500,000 under this credit facility.

(ii)

On October 24, 2003 the Company obtained a further unsecured, non-interest bearing credit facility from CMMG of CAD $250,000 to be advanced to the Company at the rate of CAD $50,000 per month between November 15, 2003 and March 15, 2004.

The Company was advanced CAD $250,000 under this credit facility.

(iii)

In March 2004 the Company obtained a third unsecured, non-interest bearing credit facility with CMMG of CAD $200,000 to be advanced to the Company at the rate of CAD $50,000 per month between April 15, 2004 and July 15, 2004.

The Company was advanced CAD $200,000 under this credit facility.

F13

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

4.    LONG-TERM DEBT, continued

(iv)

Through a series of agreements dated August 12, 2005, October 20, 2005, November 29, 2005 and December 8, 2005, the Company entered into a credit facility agreement with CMMG in the amount of $2,680,074, as follows: All amounts of money which were originally advanced in Canadian dollars will be converted to US dollars at an exchange rate of 0.86454.

(a)	All prior amounts loaned by CMMG to the Company form part of this credit facility;
(b)	In contemplation of the agreement, CMMG advanced the Company CAD $35,000 on November 15, 2005;
(c)	Amounts due to an unrelated party totaling $302,589 are assigned to CMMG and form part of this credit facility.
(d)

Upon the Company providing 20 days notice, CMMG must provide up to CAD $150,000 to the Company once every calendar month up to the total amount available under the terms of the facility. As at January 31, 2006 the Company was advanced a further CAD $335,000;

(e)

All amounts borrowed under this facility are unsecured, bear interest at the rate of 3.95% per annum and are convertible at the option of CMMG into units (the “Conversion Unit”) at $0.91 per unit at any time and from time to time, until payment in full at the maturity date of November 29, 2010. Each Conversion Unit is comprised of one common share and one common share purchase warrant. Each common share purchase warrant will entitle CMMG to purchase one share of common stock at $1.15 each for one year from the date of issuance, with an option to extend the exercise period to two years;

(f)

In addition to the interest and the outstanding amount, the Company shall pay a finance fee to CMMG, calculated and payable as follows until the Company has paid an amount equal to 150% of the total amount borrowed by the Company:

i)

from the closing date up to and including the maturity date, the finance fee shall be calculated and payable annually at a rate of 3.5% on all the Company’s Net Revenues. “Net Revenues” means the net invoiced dollar amount of sales of the Company’s products sold by the Company and excluding returns, discounts, value added or sales taxes or other similar taxes, freight and insurance.

ii)	following the maturity date, the finance fee shall be calculated and payable annually at a rate of 2% on the Company’s Net Revenue until the obligation is paid in full.

(g)	No payments of principal or interest are due and payable under the credit facility until the Maturity Date;
(h)

At any time, at the sole discretion of the Company, the Company may pay, in one lump sum, 60% of the balance owing on the finance fee to CMMG and the payment of the amount will completely and immediately terminate the obligation on the Company to pay the finance fee; and

(i)

In the event that the lump sum payment constitutes a criminal rate of interest in any jurisdiction, the lump sum payment will be reduced to 1% below the criminal rate of interest applicable to the jurisdiction.

(j)	If Enterra never generates future revenues, then it will have no legal obligation to pay the 150% finance fee.

F14

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

4.	LONG-TERM DEBT, continued

Subsequent to October 31, 2005, the Company received an additional CAD $860,000.

In accordance with SFAS 133, management has determined that (a) any common stock acquired on the conversion of the debt is not readily convertible to cash; and (2) any potential repayment of C.M.M.G.’s debt by the Company is based solely on the Company’s ability to generate revenues in the future. As a result, management has determined that bifurcation of the instrument is unnecessary.

Management has also considered whether the convertibility feature of the instrument should be separately valued and recorded as additional paid in capital, in accordance with EITF 98-5 and EITF 00-27. Because of the unique features of the instrument, and the fact that there is no current trading market for the Company’s shares, management has determined that there is no intrinsic value embedded and further there is no reasonable basis for determining the relative fair value of the conversion feature. Accordingly, no value has been recorded for the convertibility feature.

Beginning November 29, 2005 the terms of the debt provide for an interest charge of 3.95% per annum. The debt also carries an additional fee of up to 150% of the face value of the debt, which is to be accrued on the basis of 3.5% of future net revenues. Because both the amount and the future timing of this additional fee cannot be reasonably estimated it is accrued and expensed as incurred. As of October 31, 2005 the Company had not accrued any finance fee related to the additional fee of up to 150% on this debt. As of October 31, 2005 the Company has not recorded any interest expense on this debt.

In accordance with APB 21, management has determined the net present value of the debt based upon an imputed interest rate of 18.99%, which represents the Company’s estimated incremental borrowing rate for a similar instrument, and the maturity date of the debt, being full repayment on November 29, 2010.  The discount has been recorded as an addition to additional paid in capital and a reduction of the debt. The Company will record the debt discount as financing expense over management’s best estimate of the term of the debt, being full repayment on November 29, 2010, while at the same time accreting the debt back to its original face value of CDN $1,124,975. As of October 31, 2005 the Company has accrued and expensed $165,467 (CAD $200,706) in accretion on the debt.

(b)	NRC – IRAP

The NRC has advanced $420,000 CAD for costs incurred in the pre-commercialization development of the Company’s Workforce Management Software.

The Company must repay to the NRC 4% of the Company’s gross revenues on a quarterly basis for the quarter preceding the repayment. The first repayment commences July 1, 2007 and continues until April 30, 2012 or until 150% of the loan proceeds have been repaid, whichever occurs earlier. If by April 30, 2012, the total amount repaid and owed to NRC on the project is less than 100% of the NRC contribution to the Company, the Company will continue to make repayments to NRC under the same terms until the earlier of the full repayment (100%) of the NRC contribution or ten years after the start of the repayment period. Interest will be calculated on overdue payments at a rate of 1% per month.

The requirement to repay NRC 4% of the Company’s gross revenues in the future, to a maximum of 150% of loan proceeds, or CDN $630,000, includes a 50% premium of CDN $210,000 (“NRC Finance Fee”) agreed to by the Company at the date of issuance of the NRC debt. In accordance with APB 21, management has determined the net present value of the debt based upon an imputed interest rate of 18.99%, which represents the Company’s estimated incremental borrowing rate for a similar instrument, and management’s best estimate of the term of the debt, being full repayment by October 31, 2010.  The debt discount has been recorded as an addition to additional paid in capital and a reduction of the debt. The Company will record the debt discount as a financing expense on a straight line basis over the period to October 31, 2010, while at the same time accreting the debt back to its original face value of CDN $420,000. The NRC Finance Fee will be expensed as incurred. Both principal and finance fees will be accrued quarterly and will be calculated as 4% of gross revenues earned in the preceding quarter. The finance fee portion of the liability, which will be expensed in the quarter in which revenues occur, will be calculated on a pro-rata basis. As of October 31, 2005 the Company has accrued and expensed $37,954 (CAD $46,122) in accretion on the debt.

F15

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

4.	LONG-TERM DEBT, continued

Estimated principal repayments of all long term debt as described above, are as follows for the years ending October 31:

2006	$-
2007	45,039
2008	83,183
2009	133,272
2010	84,124
Thereafter	972,653
1,318,271
Less: unamortized discount	(661,563)
$656,708

5.	INCOME TAXES

As of October 31, 2005 and 2004, the Company has estimated tax loss carry forwards for tax purposes of approximately $2,988,000 and $2,101,000, respectively, which expire between 2007 and 2015. These amounts may be applied against future federal taxable income. Utilization of these carry forwards is dependent on the Company generating sufficient future Canadian taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The Company reviews its valuation allowance requirements annually based on projected future operations. When circumstances change and this causes a change in management’s judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance would generally be reflected in current income.

The actual income tax provisions differ from the expected amounts calculated by applying the Canadian combined federal and provincial corporate income tax rates to the Company’s loss before income taxes. The components of these differences are as follows:

	Years ended October 31,
	2005	2004	2003
Loss before income taxes	$(840,254)	$(577,306)	$(441,842)
Corporate tax rate	17.62%	17.62%	17.62%

Expected tax expense (recovery)	(148,053)	(101,721)	(77,852)
Unrecognized loss carry forward	148,053	101,721	77,852

Income tax provision	$ -	$ -	$ -

The Company’s tax-effected future income tax assets and liabilities are estimated as follows:

	October 31, 2005	October 31, 2004
	$	$
Net operating loss carry forwards	446,140	302,813
Valuation allowance	(446,140)	(302,813)
Net future tax asset	-	-

F16

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

5.	INCOME TAXES (continued)

The only significant component of the deferred tax assets, before the valuation allowance, are net operating loss carryforwards.

6.	STOCKHOLDERS’ DEFICIT

On November 15, 2005, the Company replaced its memorandum with a notice of articles as required by the Business Corporations Act (British Columbia). On October 25, 2005, the Company changed its authorized capital to:

The authorized capital of the Company consists of:

No maximum Common shares, without par value

100,000,000 Class A Preferred shares, without par value

The original authorized capital of the Company consisted of 200,000,000 shares divided into:

(a)	100,000,000 Common shares without par value; and
(b)	100,000,000 Class A Preference shares without par value of which
(i)	1,000,000 shares designated as Series 1 Class A Preferred shares;
(ii)	500,000 shares designated as Series 2 Class A Preferred shares; and
(iii)	2,000,000 shares designated as Series 3 Class A Preferred shares.
p style=' margin-bottom:0pt; margin-top:12pt; margin-left:0.25in;text-align:justify;'>During the year ended October 31, 2005, 24,712 shares were issued in lieu of wages and bonus as follows: (1) on February 10, 2005, 13,601 common shares were issued to employees at a price of $0.76 each; and (2) on May 16, 2005, 11,111 common shares were issued to employees at a price of $0.76 each. All share payments to employees were previously negotiated in 2002 at prices of $0.76 to $0.77 per common share for employment services provided throughout the years ended October 31, 2002, 2003, 2004 and 2005. During the year ended October 31, 2005, $10,775 (2004 - $7,528) was recorded as wage expense related to the shares issued.

On October 31, 2005, 9,552,241 common shares were issued at a price of $0.035 each, in private placements. There were no shares issued to related parties in the October 31, 2005 private placement.

Stock Option Plan:

As of April 11, 2000, the Company adopted a Stock Option Plan, the terms of which provide that the maximum number of Common shares that are reserved for issuance under this Stock Option Plan is 1,000,000 Common shares. Options are granted at the market price, vest according to privileges set at the time the option is granted, and must expire no later than five years from the date of the grant.

F17

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

6.      STOCKHOLDERS’ DEFICIT, continued

Stock Option Plan (continued):

A summary of the Company’s stock options is as follows:

(a) Outstanding

	Number of options Outstanding	Weighted average exercise price per share	Weighted average Remaining Contractual Life in Years
		$
Balance at October 31, 2002	520,000	0.64	2.78
Options Granted	320,024	-	-
Options Cancelled	(100,000)
Balance at October 31, 2003	740,024	0.72	2.56
Options Granted	26,000	-	-
Options Cancelled	(101,000)
Outstanding at October 31, 2004	665,024	0.74	1.68
Options Granted	30,000	-	-
Options Cancelled	(90,000)
Options Expired	(360,000)
Outstanding at October 31, 2005	245,024	0.90	1.63

(b) Exercisable

	Number of Options Exercisable	Weighted average exercise price per share	Weighted average Remaining Contractual Life in Years
		$
Balance at October 31, 2002	290,000	0.64	2.76
Options Vested	110,000
Balance at October 31, 2003	400,000	0.64	1.76
Options Vested	175,000
Options Cancelled	(85,000)
Balance at October 31, 2004	490,000	0.68	1.10
Options Expired	(380,000)
Options Cancelled	(22,500)
Options Vested	72,508
Outstanding at October 31, 2005	160,008	0.90	1.44

Stock Based Compensation:

During the year ended October 31, 2005, the Company granted 30,000 stock options to an employee, and during the year ended October 31, 2004 the Company granted 26,000 (2003 – 320,024) stock options to directors, officers and consultants resulting in a stock-based compensation expense of nil. During the years ended October 31, 2005 and 2004, the exercise price of stock options was $0.90. The exercise prices of stock options ranged between $0.60 and $0.90 during the year ended October 31, 2003.

F18

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

6.    STOCKHOLDERS’ DEFICIT, continued

Stock Based Compensation (continued):

The Company uses the Black-Scholes Merton model for determination of the fair value of all stock option grants. The fair value of stock options is determined with assumptions as follows:

	Years Ended October 31,
	2005	2004	2003

Risk-free interest rate	3.42%	3.42%	4.00%
Estimated volatility	35%	35%	35%
Expected life	3 years	3 years	3 years
Expected dividend yield	0%	0%	0%

The resulting weighted average fair value of these options has been determined by management to be approximately $nil (2005 - $0.25; 2004 - $0.25; 2003 - $0.25). No compensation expense has been charged to operations.

All employees of the Company are eligible to participate in the Stock Option plan. Vesting requirements associated with the options granted are done on an annual (employees anniversary) basis. All exercise prices for options outstanding as of October 31, 2005 were $0.90 CDN.

Share Purchase Warrants:

There were no share purchase warrants outstanding at October 31, 2005 and 2004.

During the years ended October 31, 2005 and 2004, no share purchase warrants were granted, exercised, forfeited or expired.

7.	RELATED PARTY TRANSACTIONS

The following summarizes expenses incurred with the director and officer of the Company:

	Years ended October 31,
	2005	2004	2003
	$	$	$
Rent	-	1,820	7,207
Vehicle	4,928	5,308	5,613
Wages and benefits	94,889	76,907	48,148
Research and development	17,749	52,102	38,139
	117,566	136,137	99,107

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

As at October 31, 2005 and 2004, amounts owing to the Company’s director and officer were $268,209 and $235,681, respectively. These amounts are unsecured, are non-interest bearing and are due on demand.

F19

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

8.       SUPPLEMENTAL INFORMATION AND NON-CASH FINANCING ACTIVITIES:

Cash paid for interest and income taxes is as follows:

	Years Ended October 31,
	2005	2004	2003
	$	$	$

Interest paid	-	555	84
Income tax	-	-	-

Non-cash financing activities are as follows:

	Years Ended October 31,
	2005	2004	2003
	$	$	$

Preferred shares issuance for services rendered	-	-	44,869
Conversion of Preferred shares to Common shares (Note 6)	-	135,316	453,334
Common shares issued in lieu of accrued wages and bonus	18,847	-	-
9.	COMMITMENTS
(a)	Operating lease

The Company has a month-to-month lease agreement with an unrelated third party in regards to its premises. There is a 30-day notice to terminate, and the lease provides for payment of building operating costs, insurance and property taxes. The monthly payments are CAD $264 per month, and the balance owing as at October 31, 2005 is CAD $2,643.

(b)	Employment Agreement

On November 1, 1999, as amended November 1, 2002, the Company has entered into an employment agreement with its President. Under the agreement, the President will receive a monthly salary of CAD $11,000 for the performance of his obligations as President, Founder and Chief Executive Officer of the Company.

F20

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

10.	RESTATEMENTS

The Company has restated its financial statements for the years ended October 31, 2003, 2004 and 2005 in order to record (1) the fair value of services provided to the Company in the correct period (subsequently paid with shares); and (2) all long term debt on a consistent fair value basis, as disclosed in Note 4.

	October 31, 2005
Balance Sheet	As Reported	Adjustments	As Restated
	$	$	$
Accounts payable	119,976	8,480	128,456
Long term debt	1,318,192	(661,484)	656,708
Additional paid in capital	87,965	777,019	864,984
Accumulated deficit	(2,319,909)	(135,903)	(2,455,812)
Accumulated other comprehensive loss	(196,019)	11,888	(184,131)

	Year Ended October 31, 2005
Income Statement	As Reported	Adjustments	As Restated
	$	$	$
Finance fees	36,982	79,348	116,330
Wages and benefits	117,378	(8,072)	109,306
Net loss for the year	(768,978)	(71,276)	(840,254)
Basic and diluted net loss per share	(0.12)	(0.00)	(0.13)

	October 31, 2004
Balance Sheet	As Reported	Adjustments	As Restated
	$	$	$
Accounts payable	29,924	16,507	46,431
Long term debt	849,823	(473,622)	376,201
Additional paid in capital	75,733	521,742	597,475
Accumulated deficit	(1,550,931)	(64,627)	(1,615,558)

	Year Ended October 31, 2004
Income Statement	As Reported	Adjustments	As Restated
	$	$	$
Finance fees	35,764	27,862	63,626
Wages and benefits	96,580	7,528	104,108
Net loss for the year	(541,916)	(35,390)	(577,306)
Basic and diluted net loss per share	(0.09)	(0.00)	(0.09)

F21

ENTERRA SYSTEMS INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2005, 2004, and 2003

(in U.S. dollars)

10.	RESTATEMENTS (continued)

	October 31, 2003
Balance Sheet	As Reported	Adjustment	As Restated

Additional paid in capital	19,511	334,876	354,387
Accumulated deficit	(1,009,015)	(29,237)	(1,038,252)

	Year Ended October 31, 2003
Income Statement	As Reported	Adjustments	As Restated
	$	$	$
Finance fees	3,252	20,213	23,465
Wages and benefits	48,913	8,250	57,163
Net loss for the year	(413,379)	(28,463)	(441,842)
Basic and diluted net loss per share	(0.07)	(0.01)	(0.08)

F22

ENTERRA SYSTEMS INC.

INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

(in U.S. dollars)

BALANCE SHEETS

INTERIM STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ DEFICIT

INTERIM STATEMENTS OF CASH FLOWS

NOTES TO INTERIM FINANCIAL STATEMENTS

F23

ENTERRA SYSTEMS INC.

BALANCE SHEETS

(in U.S. dollars)

	July 31, 2006	October 31, 2005
	(unaudited)	(restated – see Note 9)
	$	$

CURRENT ASSETS
Cash	202,429	174,940
Accounts receivable	87,581	53,349
Prepaid expenses	2,956	2,507
	292,966	230,796
PROPERTY AND EQUIPMENT, (Note 3)	44,146	21,945

Total assets	337,112	252,741

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	147,234	128,456
Advances due to related party (Note 6)	282,278	268,209
Deposits payable	15,626	-
Deferred revenue	35,915	29,228
Current portion of long-term debt	11,501	-
	492,554	425,893
LONG-TERM DEBT (Note 4)	1,139,679	656,708
	1,632,233	1,082,601

COMMITMENTS (Notes 4 and 8)

STOCKHOLDERS’ DEFICIT (Note 5)
Authorized No maximum Common shares, without par value 100,000,000 Class A Preferred shares, without par value
Issued and outstanding:
15,976,514 Common shares (October 31, 2005 - 15,965,000)	953,983	945,099
Additional paid-in capital	1,272,935	864,984
Accumulated other comprehensive loss	(188,406)	(184,131)
Accumulated deficit	(3,333,633)	(2,455,812)
	(1,295,121)	(829,860)
Total liabilities and stockholders’ deficit	337,112	252,741

The accompanying notes are an integral part of these interim financial statements.

F24

ENTERRA SYSTEMS INC.

INTERIM STATEMENTS OF OPERATIONS

(unaudited)

(in U.S. dollars)

	Three Months Ended		Nine Months Ended
	July 31, 2006	July 31 2005	July 31, 2006	July 31, 2005

	$	$	$	$
REVENUES
Product Revenue	76,437	12,911	154,123	52,571
Cost of goods sold	(15,853)	(10,199)	(22,172)	(22,193)
Gross profit	60,584	2,712	131,951	30,378
Service Revenue	16,571	39,611	60,082	61,362
	77,155	42,323	192,033	91,740

OPERATING EXPENSES
Bank charges and interest	2,271	1,487	6,047	4,723
Depreciation	3,289	2,389	7,967	5,750
Bad debt	693	1,620	4,190	1,620
Interest and finance fees	105,192	17,722	191,531	47,960
Office and general	50,316	30,012	122,099	65,354
Professional fees	54,252	31,171	115,884	58,893
Research and development costs	139,053	176,848	396,547	396,650
Sub-contracts	-	35	79	225
Wages and benefits (recovery)	63,283	(37,549)	225,510	47,272
	418,349	223,735	1,069,854	628,447
Net loss for the period	(341,194)	(181,412)	(877,821)	(536,707)
Basic and diluted net loss per share	(0.02)	(0.03)	(0.05)	(0.08)
Weighted average number of common shares outstanding	15,976,514	6,399,659	15,973,270	6,399,659

The accompanying notes are an integral part of these interim financial statements.

F25

ENTERRA SYSTEMS INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

(unaudited)

(Restated – see Note 9)	Common stock		Accumulated	Accumulated Other Comprehensive	Additional Paid-in
	Shares	Amount	Deficit	Income (Loss)	Capital	Total
		$	$	$	$	$
Balance, October 31, 2004, restated	6,388,047	591,924	(1,615,558)	(119,213)	597,475	(545,372)
Common shares issued for wages	24,712	18,847	-	-	-	18,847
Common shares issued for cash	9,552,241	334,328	-	-	-	334,328
Additional paid in capital – finance costs	-	-	-	-	267,509	267,509
Foreign currency translation adjustment	-	-	-	(64,918)	-	(64,918)
Net loss for the year	-	-	(840,254)	-	-	(840,254)
Balance, October 31, 2005	15,965,000	945,099	(2,455,812)	(184,131)	864,984	(829,860)
Stock based compensation	-	-	-	-	7,646	7,646
Common shares issued for wages	11,514	8,884	-	-	-	8,884
Additional paid in capital – finance costs	-	-	-	-	400,305	400,305
Foreign currency translation adjustment	-	-	-	(4,275)	-	(4,275)
Net loss for the period	-	-	(877,821)	-	-	(877,821)

Balance, July 31, 2006	15,976,514	953,983	(3,333,633)	(188,406)	1,272,935	(1,295,121)

The accompanying notes are an integral part of these interim financial statements.

F26

ENTERRA SYSTEMS INC.

INTERIM STATEMENTS OF CASH FLOWS

(unaudited)

(in U.S. dollars)

	Nine Months Ended
	July 31, 2006	July 31, 2005

	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	(877,821)	(536,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,967	5,750
Interest and finance fees	152,464	47,960
Shares issued in lieu of wages and bonus	8,884	18,169
Stock based compensation	7,647	-
Changes in working capital assets and liabilities:
Accounts receivable	(34,232)	(56,886)
Prepaid expenses	(449)	4
Accounts payable and accrued liabilities	18,779	19,649
Deposits payable	15,626	-
Advances due to related party	116,507	21,739
Deferred revenue	6,687	27,752
NET CASH FLOWS USED IN OPERATING ACTIVITIES	(577,941)	(452,570)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(30,168)	-

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(30,168)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from (repayments to) related parties	(102,438)	-
Proceeds of long-term debt	742,311	442,437
Funds advanced for share subscription	-	328,710

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	639,873	771,147

EFFECT OF EXCHANGE RATE CHANGES	(4,275)	(48,498)

NET INCREASE IN CASH	27,489	270,079

CASH, BEGINNING OF PERIOD	174,940	84,085

CASH, END OF PERIOD	202,429	354,164

Supplemental information and non-cash financing activities (Note 7).

The accompanying notes are an integral part of these interim financial statements.

F27

NOTESNOTESNOTESNOTES

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

1.	NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION

Enterra Systems Inc. was incorporated on August 10, 1999 in the Province of British Columbia, Canada. The Company specializes in the design, development, sale, installation and service of Workforce Management Software.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, and are presented in U.S. dollars unless otherwise stated.

Going Concern

These financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of July 31, 2006, the Company, had a working capital deficiency of $199,588 (October 31, 2005 - $195,097), and an accumulated deficit of $3,333,633(October 31, 2005 - $2,455,812). These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan is to attempt to raise additional capital through increased debt and equity offerings until such time as the Company is able to generate sufficient operation revenue. Continued operation of the Company is dependent upon the Company’s ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment

Property and equipment are recorded at cost and amortized over their estimated useful lives at the following rates and methods:

Computer equipment	30% and 45% declining balance method
Computer software	100% declining balance method
Furniture and fixtures	20% declining balance method
Leasehold improvements	5 years straight-line method

In the year of acquisition, property and equipment are amortized at one-half their normal rate.

Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, advances due to related party, deposits payable, and long-term debt. The fair value of these financial instruments approximate their carrying value due to the short-term maturities of these instruments, unless otherwise noted. (Refer to Note 4).

Income Taxes

In accordance with Statements of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, the Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantial enactment.

F28

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes (continued)

A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if future deductibility is uncertain.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements, the reported amounts of stock based compensation expense, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from the estimates and assumptions made.

Revenue Recognition

The Company derives its revenue primarily from licence and service fees. The Company licenses software under non-cancellable licence agreements and provides services, including implementation, consulting, training, hosting and post-contract customer support (“PCS”) to its customers. In certain cases, the Company also provides customers with hardware related to its software offerings. The Company recognizes revenue pursuant to applicable accounting standards, including Statement of Position (“SOP”) No. 97-2, Software Revenue Recognition, as amended, and Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery and acceptance have occurred, the sales price is fixed or determinable, and collection is probable. Product is considered delivered to the customer once it has been shipped and title and risk of loss have been transferred.

Implementation, consulting and training revenues are recognized when delivered to the customer, based on the prices charged when these services are sold separately to customers. Amounts that have been prepaid but are not recognized as revenue under the Company’s revenue recognition policy are reflected as deferred revenue.

Subscription revenues are recognized monthly as hosting services are provided to the customer, based upon contractually-stated renewal prices provided to customers.

PCS revenues are deferred and recognized rateably over the term of the support contract, which is generally one year in length, based on contractually-stated renewal prices provided to customers.

Hardware revenues are recognized as hardware is delivered to the customer, once the risks and rewards of ownership have passed to the customer, based on the prices charged when hardware is sold separately to customers.

Product revenue includes the sale of software licenses for the web-based workforce management software and hardware. Service revenue includes training, maintenance fees and fees for customer software support.

Research and Development

Research and development costs are expensed as incurred. Development costs of computer software to be sold, leased or otherwise marketed are subject to capitalization beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers pursuant to SFAS No. 86, Computer Software to be Sold, Leased, or Otherwise Marketed. To date, the Company's products have been released soon after technological feasibility has been established. Therefore, costs incurred subsequent to achievement of technological feasibility have not been significant, and generally all software development costs have been expensed.

F29

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Concentration of Credit Risk

Credit risk arises from the potential that a counterpart will fail to perform its obligations. The Company is exposed to credit risk related to its accounts receivable. The Company’s receivables are comprised of a number of debtors which minimizes the concentration of credit risk. The Company performs ongoing evaluations of its customers. An allowance for doubtful accounts has not been provided as the Company considers all accounts receivable to be fully collectible.

Interest Rate Risk

Interest rate risk arises on the various rates at which the Company has obtained certain long-term debt. However, the Company expects to repay these obligations in full either at maturity or at terms set out in the specific agreements. Consequently, management believes that risk related to fluctuations on the bank prime is minimal.

Foreign Currency Translation

The functional currency of the Company is the Canadian dollar. The Company’s financial statements are translated to United States dollars in accordance with SFAS No. 52, Foreign Currency Translation, using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation losses are recorded in accumulated other comprehensive loss as a component of stockholders’ deficit. Foreign currency transaction gains and losses are included in current operations.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. The Company’s accumulated other comprehensive loss reflects the effect of foreign currency translation adjustments on the translation of the financial statements from the functional currency of Canadian dollars into the reporting currency of U.S. dollars.

Stock-based Compensation

On November 1, 2005, the Company early adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on November 1, 2005 the first day of the Company’s fiscal year 2006. Stock-based compensation expense for awards granted prior to November 1, 2005 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123.

F30

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Stock-based Compensation (continued)

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

Prior to the adoption of SFAS 123R, the Company followed the provisions of the FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation – An Interpretation of APB Opinion No. 25, which provides guidance as to certain applications of APB No. 25.

As a result of our adoption of 123R, the Company has recorded $7,647 in stock based compensation expense for the period ended July 31, 2006. If not for the adoption of 123R this expense would not have been recognized but instead, would have been disclosed in the financial statements in the financial statement notes on a pro forma basis only.

The following table illustrates the effect on net income after taxes and net income per common share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the periods noted below:

		Nine Months Ended July 31, 2005

		$
		(unaudited)

Net loss	As reported	536,707
SFAS 123 compensation expense	Pro-forma	(171,000)
Net loss	Pro-forma	365,707
Pro-forma basic and diluted net loss per share	Pro-forma	0.06

Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potentially issuable common stock was not included in the calculation as their inclusion would be anti-dilutive.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Earnings (loss) per Common Share

Basic loss per share is based on the weighted average number of shares outstanding during each period and income available to common shareholders. The weighted average shares for computing basic loss per share were 15,973,270 for the nine months ended July 31, 2006 and 6,399,659 for the nine months ended July 31, 2005. Diluted loss per share would reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, however, potentially issuable common stock was not included in the calculation as their inclusion would be anti-dilutive.

F31

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Securities that were not included in the computation of diluted earnings (loss) per share because to do so would have been anti-dilutive for the periods presented include the following amounts for the following respective periods:

Description	July 31, 2006 (unaudited)	July 31, 2005 (unaudited)

Stock options	245,024	295,024
Shares issuable on conversion of debt	1,599,973	-
Warrants issuable on conversion of debt	1,599,973	-

	3,444,970	295,024

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006.  This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

F32

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

3.	PROPERTY AND EQUIPMENT

	July 31, 2006	October 31, 2005
	$	$
	(unaudited)

Computer equipment	74,135	53,512
Computer software	10,694	7,864
Furniture and fixtures	14,507	7,792
Leasehold improvements	7,442	7,442
	106,778	76,610

Less: accumulated depreciation	(62,632)	(54,665)
Net book value	44,146	21,945

F33

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

4.       LONG-TERM DEBT

	July 31,	October 31,
	2006	2005
	$	$

(a) CMMG Finance Inc.	1,726,134	972,653
Less: unamortized discount	(792,907)	(503,956)
	933,227	468,697

(b) National Research Council Canada (“NRC”) – Industrial
Research Assistance Program (“IRAP”)	345,618	345,618
Less: unamortized discount	(127,665)	(157,607)
	217,953	188,011
	1,151,180	656,708
Less: Current portion of long-term debt	(11,501)	-
	1,139,679	656,708
(a)	CMMG Finance Inc. (“CMMG”)

Between the period October 23, 2002 and November 29, 2005 the Company entered into several agreements with CMMG and its sole owner, Pasquale Cusano (“PC”), as follows:

(i)

Pursuant to a Term Sheet dated October 23, 2002, the Company obtained an unsecured, non-interest bearing convertible credit facility from PC the terms of which provided for advances to the Company totaling CAD $500,000, to be advanced to the Company at the rate of CAD $50,000 per month between December 13, 2002 and September 15, 2003. The funds advanced under this facility were due as follows:

(a)

By conversion into Class A Series 3 Preferred shares of the Company at a conversion price of CAD $0.90 per share if the Company did not close a proposed merger with a publicly listed company (the “Business Combination”) by October 15, 2003;

(b)	On April 15, 2004, if the Business Combination closed and PC was successful in obtaining total financing for the Company of CAD $3,500,000, net of a finance fee of CAD $75,000 (the “Financing”); or
(c)	Within 30 days of April 15, 2004 if the Business Combination closes and the Financing has not resulted in a total net proceeds to the Company of CAD $3,500,000 by April 15, 2004.

The Company was advanced CAD $500,000 under this credit facility.

(ii)

On October 24, 2003 the Company obtained a further unsecured, non-interest bearing credit facility from CMMG of CAD $250,000 to be advanced to the Company at the rate of CAD $50,000 per month between November 15, 2003 and March 15, 2004.

The Company was advanced CAD $250,000 under this credit facility.

(iii)

In March 2004 the Company obtained a third unsecured, non-interest bearing credit facility with CMMG of CAD $200,000 to be advanced to the Company at the rate of CAD $50,000 per month between April 15, 2004 and July 15, 2004.

The Company was advanced CAD $200,000 under this credit facility.

F34

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

4.	LONG-TERM DEBT, continued
(iv)

Through a series of agreements dated August 12, 2005, October 20, 2005, November 29, 2005 and December 8, 2005, the Company entered into a credit facility agreement with CMMG in the amount of $2,680,074, as follows: All amounts of money which were originally advanced in Canadian dollars will be converted to US dollars at an exchange rate of 0.86454.

(a)	All prior amounts loaned by CMMG to the Company form part of this credit facility;
(b)	In contemplation of the agreement, CMMG advanced the Company CAD $35,000 on November 15, 2005;
(c)	Amounts due to an unrelated party totaling $302,589 are assumed by CMMG and form part of this credit facility.
(d)

Upon the Company providing 20 days notice, CMMG must provide up to CAD $150,000 to the Company once every calendar month up to the total amount available under the terms of the facility. As at July 31, 2006 the Company was advanced a further CAD $860,000;

(e)

All amounts borrowed under this facility are unsecured, bear interest at the rate of 3.95% per annum and are convertible at the option of CMMG into units (the “Conversion Unit”) at $0.91 per unit at any time and from time to time, until payment in full at the maturity date of November 29, 2010. Each Conversion Unit is comprised of one common share and one common share purchase warrant. Each common share purchase warrant will entitle CMMG to purchase one share of common stock at $1.15 each for one year from the date of issuance, with an option to extend the exercise period to two years;

(f)

In addition to the interest and the outstanding amount, the Company shall pay a finance fee to CMMG, calculated and payable as follows until the Company has paid an amount equal to 150% of the total amount borrowed by the Company:

i)

from the closing date, November 29, 2005 up to and including the maturity date November 29, 2010, the finance fee shall be calculated and payable annually at a rate of 3.5% on all the Company’s Net Revenues. “Net Revenues” means the net invoiced dollar amount of sales of the Company’s products sold by the Company and excluding returns, discounts, value added or sales taxes or other similar taxes, freight and insurance.

ii)	following the maturity date of November 29, 2010, the finance fee shall be calculated and payable annually at a rate of 2% on the Company’s Net Revenue until the obligation is paid in full.
(g)	No payments of principal or interest are due and payable under the credit facility until the maturity date of November 29, 2010;
(h)

At any time, at the sole discretion of the Company, the Company may pay, in one lump sum, 60% of the balance owing on the finance fee to CMMG and the payment of the amount will completely and immediately terminate the obligation on the Company to pay the finance fee; and

(i)

In the event that the lump sum payment constitutes a criminal rate of interest in any jurisdiction, the lump sum payment will be reduced to 1% below the criminal rate of interest applicable to the jurisdiction.

(j)	If Enterra never generates future revenues, then it will have no legal obligation to pay the 150% finance fee.

F35

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

4.       LONG-TERM DEBT, continued

Subsequent to July 31, 2006, the Company received an additional $569,970.

In accordance with SFAS 133, management has determined that (a) any common stock acquired on the conversion of the debt is not readily convertible to cash; and (b) any potential repayment of CMMG’s debt by the Company is based solely on the Company’s ability to generate revenues in the future. As a result, management has determined that bifurcation of the instrument is unnecessary.

Management has also considered whether the convertibility feature of the instrument should be separately valued and recorded as additional paid in capital, in accordance with EITF 98-5 and EITF 00-27.   Because of the unique features of the instrument, and the fact that there is no current trading market for the Company’s shares, management has determined that there is no intrinsic value embedded and further there is no reasonable basis for determining the relative fair value of the conversion feature. Accordingly, no value has been recorded for the convertibility feature.

The terms of the debt provide for an interest charge of 3.95% per annum which is being accrued.  The debt also carries an additional fee of up to 150% of the face value of the debt, which is to be accrued on the basis of 3.5% of future net revenues.  As of July 31, 2006 the Company has recorded interest expense of $39,067 (CAD $45,188) on the debt.

If the Company draws down the entire amount available under the credit facility, then the finance fee will total a maximum of $4,020,111, or, in the event of a lump sum payment, the amount payable would be $1,581,244. The Company currently has no intention of electing on the lump sum payment option. As of July 31, 2006, the Company has accrued $8,838 as finance fees payable. To date the Company has not accrued any additional potential finance fee obligation because (1) it is only payable out of future revenues which are uncertain and unpredictable at the current state of operations; and (2) the actual finance fee, which will ultimately be payable ranges from 59% to 150% of loan proceeds received. Since both the amount and timing of payment of the finance fee are dependent on future events which cannot be reasonably determined or measured, management has concluded that it is not possible to estimate the fair value of the potential finance fees. Accordingly, the Company is and will continue to accrue this obligation as revenues are generated in accordance with the contractual terms of the debt instrument.

In accordance with APB 21, management has determined the net present value of the debt based upon an imputed interest rate of 18.99%, which represents the Company’s estimated incremental borrowing rate for a similar instrument, and the maturity date of the debt, being full repayment on November 29, 2010.  The discount has been recorded as an addition to additional paid in capital and a reduction of the debt. The Company will record the debt discount as financing expense over management’s best estimate of the term of the debt, being full repayment on November 29, 2010, while at the same time accreting the debt back to its original face value of CAD $1,984,975. As of July 31, 2006 the Company has accrued and expensed $279,151 (CAD $341,225) (October 31, 2005 – $165,467 (CAD $200,706)) in accretion on the debt.

(b)	NRC – IRAP

The NRC has advanced $420,000 CAD for costs incurred in the pre-commercialization development of the Company’s Workforce Management Software.

The Company must repay to the NRC 4% of the Company’s gross revenues on a quarterly basis for the quarter preceding the repayment. The first repayment commences July 1, 2007 and continues until April 30, 2012 or until 150% of the loan proceeds have been repaid, whichever occurs earlier. If by April 30, 2012, the total amount repaid and owed to NRC on the project is less than 100% of the NRC contribution to the Company, the Company will continue to make repayments to NRC under the same terms until the earlier of the full repayment (100%) of the NRC contribution or ten years after the start of the repayment period.

F36

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

4.     LONG-TERM DEBT, continued

The requirement to repay NRC 4% of the Company’s gross revenues in the future, to a maximum of 150% of loan proceeds, or CDN $630,000, includes a 50% premium of CDN $210,000 (“NRC Finance Fee”) agreed to by the Company at the date of issuance of the NRC debt. In accordance with APB 21, management has determined the net present value of the debt based upon an imputed interest rate of 18.99%, which represents the Company’s estimated incremental borrowing rate for a similar instrument, and management’s best estimate of the term of the debt, being full repayment by October 31, 2010.  The debt discount has been recorded as an addition to additional paid in capital and a reduction of the debt. The Company will record the debt discount as a financing expense on a straight line basis over the period to October 31, 2010, while at the same time accreting the debt back to its original face value of CDN $420,000. The NRC Finance Fee will be expensed as incurred. Both principal and finance fees will be accrued quarterly and will be calculated as 4% of gross revenues earned in the preceding quarter. The finance fee portion of the liability, which will be expensed in the quarter in which revenues occur, will be calculated on a pro-rata basis. As of July 31, 2006 the Company has accrued and expensed $67,896 (CAD $74,851) (October 31, 2005 – $37,954 (CAD $46,122)) in accretion on the debt.

Estimated principal repayments of all long term debt are as follows for the years ending October 31:

	2006	$-
	2007	45,039
	2008	83,183
	2009	133,272
	2010	84,124
	Thereafter	1,726,134
		2,071,752
	Less: unamortized discount	(920,572)
		1,151,180
	Current Portion	(11,501)
		$1,139,679
5.	STOCKHOLDERS’ DEFICIT

On November 15, 2005, the Company replaced its memorandum with a notice of articles as required by the Business Corporations Act (British Columbia). On October 25, 2005, the Company changed its authorized capital to:

The authorized capital of the Company consists of:

No maximum Common shares, without par value

100,000,000 Class A Preferred shares, without par value

During the period ended July 31, 2006, 11,514 common shares were issued in lieu of wages and bonus in the amount of $8,884.

On February 10, 2005, 13,601 common shares were issued to employees at a price of $0.76 each.

On October 31, 2005, 9,552,241 common shares were issued at a price of $0.035 each, in private placements. There were no shares issued to related parties in the October 31, 2005 private placement.

On December 21, 2005, 11,514 common shares were issued to employees at a price of $0.77 each.

On May 16, 2005, 11,111 common shares were issued to employees at a price of $0.76 each.

F37

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

5.       STOCKHOLDERS’ DEFICIT continued

Stock Option Plan:

As of April 11, 2000, the Company adopted a Stock Option Plan, the terms of which provide that the maximum number of Common shares that are reserved for issuance under this Stock Option Plan is 1,000,000 Common shares. Options are granted at the market price and vest according to privileges set at the time the option is granted, and must expire no later than five years from the date of the grant.

A summary of the Company’s stock options is as follows:

(a) Outstanding

	Number of options Outstanding	Weighted average exercise price per share	Weighted average Remaining Contractual Life in Years
		$
Outstanding at October 31, 2004	665,024	0.74	1.68
Options Granted	30,000	-	-
Options Cancelled	(90,000)	-	-
Options Expired	(360,000)	-	-
Outstanding at October 31, 2005 And July 31, 2006	245,024	0.90	1.63

(b) Exercisable

	Number of Options Exercisable	Weighted average exercise price per share	Weighted average Remaining Contractual Life in Years
		$
Balance at October 31, 2004	490,000	0.68	1.10
Options Expired	(380,000)	-	-
Options Cancelled	(22,500)	-	-
Options Vested	72,508	-	-
Outstanding at October 31, 2005	160,008	0.90	1.44
Options Vested	35,008	-	-
Outstanding at July 31, 2006	195,016	0.90	1.04

Stock Based Compensation:

During the year ended October 31, 2005, the Company granted 30,000 stock options to an employee, and during the year ended October 31, 2004 the Company granted 26,000 (2003 – 320,024) stock options to directors, officers and consultants resulting in a stock-based compensation expense of nil. During the years ended October 31, 2005 and 2004, the exercise price of stock options was $0.90. The exercise prices of stock options ranged between $0.60 and $0.90 during the year ended October 31, 2003.

The Company has recorded stock-based compensation expense of $7,647 in the nine months ended July 31, 2006 as a result of the adoption of 123(R).

F38

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

5.       STOCKHOLDERS’ DEFICIT continued

The Company uses the Black-Scholes Merton option pricing model for determination of the fair value of all stock option grants. The fair value of stock options is determined with assumptions as follows:

	Nine Months Ended July 31, 2006	Nine Months Ended July 31, 2005
	(unaudited)	(unaudited)

Risk-free interest rate	3.42%	3.42%
Estimated volatility	35%	35%
Expected life	3 years	3 years
Expected dividend yield	0%	0%

The following is a summary of all options outstanding as at July 31, 2006:

		Options	Options
Issue Date	Expiry Date	Outstanding	Exercisable

August 20, 2001	August 20, 2006	20,000	20,000
August 27, 2001	August 27, 2006	85,000	70,000
December 10, 2002	December 10, 2007	100,024	75,016
June 25, 2003	June 25, 2008	10,000	7,500
May 14, 2003	May 14, 2008	20,000	15,000
June 17, 2003	June 17, 2008	10,000	7,500
Balance at July 31, 2006		245,024	195,016

All employees of the Company are eligible to participate in the Stock Option plan. Vesting requirements associated with the options granted are done on an annual (employee’s anniversary) basis. The exercise price for options outstanding as of July 31, 2006 is $0.90 CDN. Subsequent to July 31, 2006 105,000 options expired unexercised in August 2006.

Share Purchase Warrants:

There were no share purchase warrants outstanding at July 31, 2006 and October 31, 2005.

During the nine months ended July 31, 2006 and year ended October 31, 2005, no share purchase warrants were granted, exercised, forfeited or expired.

F39

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

6.       RELATED PARTY TRANSACTIONS

The following summarizes expenses incurred with the director and officer of the Company:

	Nine Months Ended July 31, 2006	Nine Months Ended July 31, 2005
	$	$
	(unaudited)	(unaudited)

Vehicle	4,017	3,665
Research and development costs	-	52,871
Wages and benefits	111,278	29,635
	115,295	86,171

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

As at July 31, 2006 and October 31, 2005, amounts owing to the Company’s director and officer were $282,278 and $268,209 respectively. These amounts are unsecured, are non-interest bearing and are due on demand.

7.	SUPPLEMENTAL INFORMATION AND NON-CASH FINANCING ACTIVITIES:

Cash paid for interest and income taxes is as follows:

	Nine Months Ended July 31, 2006	Nine Months Ended July 31, 2005
	$	$
	(unaudited)	(unaudited)
Interest paid	-	-

Income tax	-	-

Non-cash activities are as follows:

	Nine Months Ended July 31, 2006	Nine Months Ended July 31, 2005
	$	$
	(unaudited)	(unaudited)

Common shares issued in lieu of wages and bonus	7,647	18,847

F40

ENTERRA SYSTEMS INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

July 31, 2006

(unaudited)

8.       COMMITMENTS

(a)	Operating lease

The Company has a month-to-month lease agreement with an unrelated third party in regards to its premises. There is a 30-day notice to terminate, and the lease provides for payment of building operating costs, insurance and property taxes. The monthly payments are CAD $2,643 per month.

(b)	Employment Agreement

On November 1, 1999, as amended November 1, 2002, the Company has entered into an employment agreement with its President. Under the agreement, the President will receive a monthly salary of CAD $11,000 for the performance of his obligations as President, Founder and Chief Executive Officer of the Company.

9.	RESTATEMENT

The Company has restated its financial statements for the years ended October 31, 2004 and 2005 in order to record (1) the fair value of services provided to the Company in the correct period (subsequently paid with shares); and (2) all long term debt on a consistent fair value basis, as disclosed in Note 4.

	October 31, 2005
Balance Sheet	As Reported	Adjustments	As Restated
	$	$	$
Accounts payable	119,976	8,480	128,456
Long term debt	1,318,192	(661,484)	656,708
Additional paid in capital	87,965	777,019	864,984
Accumulated deficit	(2,319,909)	(135,903)	(2,455,812)
Accumulated other comprehensive loss	(196,019)	11,888	(184,131)

	Year ended October 31, 2005
Income Statement	As Reported	Adjustments	As Restated
	$	$	$
Finance fees	36,982	79,348	116,330
Wages and benefits	117,378	(8,072)	109,306
Net loss for the year	(768,978)	(71,276)	(840,254)
Basic and diluted net loss per share	(0.12)	(0.00)	(0.13)

F41

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

British Columbia corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

British Columbia corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles, which are attached as an exhibit to this registration statement, require our company to indemnify our directors and officers to the fullest extent permitted under British Columbia law.

Our Articles require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company.

Our Articles also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under British Columbia law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$1,900(1)
Printing and engraving expenses	$6,500 (1)
Accounting fees and expenses	$100,000(1)
Legal fees and expenses	$60,000(1)
Transfer agent and registrar fees	$3,000 (1)

Fees and expenses for qualification under state securities laws	Nil
Miscellaneous	$3,600 (1)
Total	$175,000

(1) We have estimated these amounts

Item 26. RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us during the last three financial years without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements.

Issue to Employees, December 21, 2005

On December 21, 2005, we issued 11,514 shares to two non-U.S. persons, valued at $0.77 per share, in consideration for work carried out for the Company in an offshore transaction relying on Rule 903 of Regulation S promulgated under the Securities Act of 1933.

The price of the shares issued to employees was based on private negotiations. The price was not set at as a result of a valuation of the assets and earning power of the company or of a market price of the shares.

C.M.M.G. - Convertible Credit facility, November 29, 2005

On November 29, 2005, we closed a convertible credit facility agreement, as amended, with C.M.M.G. Finance Inc. in the amount of $2,680,074. As of November 30, 2006, we owe $2,077,295 in principal and accrued interest under this credit facility. To draw down on the credit facility, the Company must provide the notice to C.M.M.G. as described in the credit facility agreement, as amended, and C.M.M.G. must provide up to $129,681 once every calendar month. We intend to draw up to $129,681 per calendar month until we have borrowed a total of $2,680,074. The Maturity Date of the credit facility is November 29, 2010.

No payments of principal or interest are due and payable under the credit facility until the Maturity Date.

C.M.M.G. - Finance Fee

In addition to the principal and interest described above, the Company is also obligated to pay to C.M.M.G. a finance fee, referred to in the credit facility agreement as an “Introduction Fee”. The finance fee will be payable until the Company has paid the equivalent of 150% of the amount borrowed under the credit facility. From November 29, 2005 until the Maturity Date, November 29, 2010, the finance fee will be calculated and payable annually at a rate of 3.5% on all of the Company’s net revenues. Following the Maturity Date, the finance fee will be calculated and payable annually at a rate of 2% on all of the Company’s net revenues, until the full amount owing for the finance fee is paid. However, if the Company never generates any future revenues, then it will have no legal obligation to pay the 150% finance fee.

Interest

Simple interest at the rate of 3.95% per annum will accrue on the amount of money the Company draws down under the credit facility.

Conversion

Amounts owing under the credit facility, but not including the finance fee, may be converted into units of the common stock of our Company for $0.91 per unit. Each unit will be comprised of one common share and one common share purchase warrant. Each warrant shall have an exercise price of $1.15 and be exercisable for a period of up to two years. If we draw down the entire amount under the credit facility, then we will owe $3,061,469, including interest, on the Maturity Date. If C.M.M.G. converts the debt into units and exercises all of the common share purchase warrants, it could obtain approximately 6,122,938 shares in the common stock of our Company. As of May 23, 2006, no debt has been converted into units and no warrants have been issued or exercised.

Exemption from Registration

The issuance of this credit facility was, and the issuance of shares of our common stock upon the conversion of amounts under the convertible credit facility and the exercise of the share purchase warrants will be, made by us in an offshore transaction pursuant to Rule 903 of Regulation S and Section 4(6) of the Securities Act of 1933. C.M.M.G. is a non-U.S. person.

The above is a summary of the details of the credit facility agreement, as amended. For full details, see the agreement itself, which is attached as an exhibit to the registration statement of which this prospectus forms a part.

Convertible Loan, dated October 23, 2005

Between October 23, 2002 and October 23, 2005, the Company borrowed $670,019 in unsecured loans from CMMG Finance Inc. CMMG Finance is wholly owned and operated by Pasquale Cusano. On October 23, 2005, the Company signed an agreement with CMMG Finance, formalizing the terms of the loans.

The entire amount due under this convertible loan has been consolidated under the convertible credit facility of November 29, 2005 and is no longer outstanding.

This convertible loan was issued by the Company pursuant to the exemption from registration under the Securities Act, 1933, as amended, under Rule 903 of Regulation S and Section 4(6) of the Securities Act of 1933 to one non-U.S. persons in an offshore transaction.

Private placements, October 31, 2005

On October 31, 2005, nine (9) investors purchased an aggregate 9,552,241 shares of the common stock of our Company at a price of $0.035 per share for net proceeds of $334,328. The private placement offerings were made by us pursuant to Rule 903 of Regulation S and Section 4(6) of the Securities Act of 1933 to nine non-U.S. and non-affiliated persons in offshore transactions.

The price of the shares issued to these investors was based on private negotiations. The price was not set at as a result of a valuation of the assets and earning power of the company or of a market price of the shares.

Convertible Loan, dated October 23, 2005

Between October 23, 2002 and October 23, 2005, the Company borrowed $670,019 in unsecured loans from CMMG Finance Inc. CMMG Finance is wholly-owned and operated by Pasquale Cusano. On October 23, 2005, the Company signed an agreement with CMMG Finance, formalizing the terms of the loans.

The entire amount due under this convertible loan has been consolidated under the convertible credit facility of November 29, 2005 and is no longer outstanding.

This convertible loan was issued by the Company pursuant to Rule 903 of Regulation S and Section 4(6) of the Securities Act of 1933 to one non-U.S. persons in an offshore transaction.

Issue to Employees, February 10 and May 16, 2005

On February 10, 2005, we issued 13,604 shares to two non-U.S. persons, valued at $0.76 per share, in consideration for work carried out for the Company in an offshore transaction relying on Rule 903 of Regulation S promulgated under the Securities Act of 1933.

On May 16, 2005, we issued 11,111 shares to two non-U.S. persons, valued at $0.76 per share, in consideration for work carried out for the Company in an offshore transaction relying on Rule 903 of Regulation S promulgated under the Securities Act of 1933.

The price of the shares issued to employees was based on private negotiations. The price was not set at as a result of a valuation of the assets and earning power of the company or of a market price of the shares.

Item 27 EXHIBITS
(a) Exhibits Required by Item 601 of Regulation S-K

Exhibit Number/Description

Exhibit Number	Description
3.1(1)	Certificate of Incorporation
3.2(1)	Notice of Articles
3.3(1)	Articles
4.1(1)	Form of Common Stock Certificate
4.2(1)	Form of Subscription Agreement
4.3(1)	Form of Warrant
5.1*	Opinion of Clark Wilson LLP
10.1(1)	Employment Agreement with Richard Eppich
10.2(1)	Convertible Credit Facility Agreement, dated November 29, 2005
10.3(1)	Amendment Agreement, dated December 8, 2005
10.4(1)	Form of Product Licence
10.5(1)	Form of Software Support Services Agreement
23.1*	Consent of auditor
23.2(1)	Consent of Clark Wilson LLP

*Filed herewith

(1)Incorporated by reference Form SB-2 filed on February 15, 2006.

(1)Included in Exhibit 5.1

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on December 8, 2006.

ENTERRA SYSTEMS INC.

Per: /s/ Richard Eppich

Richard Eppich

President, Chief Executive Officer and Sole Director

(Principal Executive Officer, Principle Accounting Officer and Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Richard Eppich as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in his capacity and on the date stated.

Signatures

Per: /s/ Richard Eppich

Richard Eppich

President, Chief Executive Officer and Sole Director

(Principal Executive Officer, Principle Accounting Officer and Principal Financial Officer)

Dated: December 8, 2006

Exhibit Index

Exhibit Number	Description
3.1(1)	Certificate of Incorporation
3.2(1)	Notice of Articles
3.3(1)	Articles
4.1(1)	Form of Common Stock Certificate
4.2(1)	Form of Subscription Agreement
4.3(1)	Form of Warrant
5.1*	Opinion of Clark Wilson LLP
10.1(1)	Employment Agreement with Richard Eppich
10.2(1)	Convertible Credit Facility Agreement, dated November 29, 2005
10.3(1)	Amendment Agreement, dated December 8, 2005
10.4(1)	Form of Product Licence
10.5(1)	Form of Software Support Services Agreement
23.1*	Consent of auditor
23.2(2)	Consent of Clark Wilson LLP

*Filed herewith

(1)Incorporated by reference Form SB-2 filed on February 15, 2006.

(2)Included in Exhibit 5.1